Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

dated as of February 28, 2022

BIORENEWABLE TECHNOLOGIES, INC.

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT (this “Agreement”) is made and entered into as of February 28, 2022 (the “Effective Date”), by and among: (i) BIORENEWABLE TECHNOLOGIES, INC., a Delaware corporation (the “Company”); (ii) the shareholders of the Company identified on Annex A annexed hereto and incorporated herein by reference (collectively, the “Shareholders” and each, individually, a “Shareholder”, and the Company and the Shareholders, collectively, the “Company Parties” and each, individually, a “Company Party”); (iii) BRT HOLDCO INC., a Delaware corporation (the “Purchaser”), (iv) RENOVARE ENVIRONMENTAL, INC., a publicly owned Delaware corporation (“Renovare”, and collectively with Purchaser the “Purchaser Parties” and each, individually, sometimes referred to as a “Purchaser Party”), (v) Shane Finnegan and Susquehanna Private Equity Investment LLLP, as the representatives of the Shareholders (collectively, the “Shareholders Representatives” and each a “Shareholders Representative”) and (vi) Robert Webber (as the “Deciding Vote Holder”).

W I T N E S E T H:

WHEREAS, the Company, including through its wholly-owned subsidiaries, Harp Renewables Limited and Maui Upcycle LLC, is engaged in the business of thermophilic aerobic digestion, and waste treatment solutions and the manufacture and sale of equipment or products that convert food and other organic waste into fertilizer (“Business”); and

WHEREAS, each of the Shareholders is the record and beneficial owner, in each case as set forth opposite such Shareholder’s name on Annex A, of the number of shares of (i) common stock, $0.0001 par value per share (the “Common Stock”), and/or Series A preferred stock, $0.0001 par value per share (the “Series A Preferred Stock”), of the Company which, in the aggregate, represents all of the issued and outstanding capital stock of the Company (such shares of Common Stock and Series A Preferred Stock are hereinafter referred to as the “Shares”); and

WHEREAS, the Purchaser desires to engage in the Business by acquiring from the Shareholders all of the Shares, and each of the Shareholders desires to sell, assign and convey the Shares owned by such Shareholder to the Purchaser, on the terms and subject to the conditions hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1             Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and covenants herein contained, effective at the Closing (as hereinafter defined), each of the Shareholders hereby agrees to sell, assign, convey and transfer to the Purchaser all of the Shares owned by such Shareholder, as reflected on Annex A, in each case free and clear of any and all pledges, liens, mortgages, deeds of trust, security interests, restrictions or any other charges and encumbrances of any nature whatsoever (collectively, “Liens”) and Indebtedness (as hereinafter defined); and the Purchaser hereby agrees to purchase, acquire and accept such Shares from the Shareholders, respectively, in each case free and clear of all Liens and Indebtedness of any nature whatsoever. “Indebtedness” means, with respect to any Person as of any date of determination, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) all obligations arising from, under or in respect of letters of credit and bankers’ acceptances and surety, performance and similar bonds issued for the account of such Person, in each case, solely to the extent drawn or called; (iv) all obligations arising from cash/book overdrafts; (v) all obligations of such Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person; (vi) all obligations under leases required to be recorded as capital leases in accordance with GAAP; (vii) all deferred rent and tenant allowances or obligations for deferred lease inducements in accordance with GAAP; (viii) all obligations for deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables incurred in the ordinary course of business which are not past due) and including, for the avoidance of doubt, any earnouts or similar obligations related to past acquisitions (in each case, whether or not currently payable and calculated as the maximum amount payable); (ix) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (x) all obligations (determined on the basis of actual, not notional, obligations) with respect to interest rate protection agreements, interest rate swap agreements, foreign currency exchange agreements, or other interest or exchange rate hedging agreements or arrangements; (xi) all obligations with respect to commodities hedging or swap agreements; (xiii) all outstanding monetary obligations to current or former equity holders, including any accrued and unpaid dividends or distributions, in respect of any redeemable preferred stock of such Person, or any current or former employee payable as a result of the consummation of the transactions contemplated by this Agreement; and (xiv) all guaranties of such Person in connection with any of the foregoing. For purposes of this Agreement, “GAAP” means United States general accepted accounting principles. “Person” or “person” means any natural person, corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Body or any department or agency thereof or any entity similar to any of the foregoing.

1.2            Purchase Price.

(a)               The aggregate purchase price for the Shares shall be $17,000,000 (the “Purchase Price”), which shall be payable in cash and shares of Renovare Common Stock (as hereinafter defined). The Purchase Price shall consist of (i) a cash payment in the amount of $5,000,000 (the “Cash Consideration”); and (ii) a number of shares of Renovare common stock par value $0.0001 per share (the “Renovare Common Stock”) equal to the quotient obtained by dividing (x) $12,000,000 by (y) the Weighted Average Price Per Renovare Share (as hereinafter defined) (the “Stock Consideration”). Subject to the terms and conditions herein, each Shareholder shall be entitled to such amount of the Purchase Price allocated to such Shareholder as set forth on Annex A (the “Allocated Share”); provided that it is acknowledged and agreed that the Annex A delivered as of the date hereof is an estimate of the Allocated Share and that Annex A will be updated prior to the Closing (which calculation of the Allocated Share shall be consistent with the Company Organization Documents). The “Weighted Average Price Per Renovare Share” is $0.57.

(b)               At the Closing, in payment for the Shares (collectively, the “Closing Payment”), the Purchaser shall deliver:

(i)                 to each of the Shareholders, their Allocated Shares (as set forth in the Funds Flow) of the Purchase Price as follows: (A) by wire transfer of immediately available funds to such account as shall have been designated in writing by such Shareholder or by check payable to such Shareholder, an amount equal to such Shareholder’s Allocated Share (as set forth in the Funds Flow) of the amount obtained by subtracting (x) the Required Payment Amount from (y) the Cash Consideration; and (B) a certificate or certificates (which may in book entry form) in the name of such Shareholder representing such Shareholder’s Allocated Share (as set forth in the Funds Flow) of the number of shares of Renovare Common Stock obtained by subtracting the Escrow Amount (as hereinafter defined) from the Stock Consideration;

(ii)                to the Escrow Agent (as hereinafter defined), by physical delivery to the address of the Escrow Agent set forth in the Escrow Agreement, the Escrow Amount (as hereinafter defined); and

(iii)               to the Persons owed any Indebtedness by the Company (or its Subsidiaries) or any fees or expenses (including, without limitation, investment banking and broker fees, commissions and expenses of legal counsel, accountants, auditors or consultants) of the Shareholders or the Company incurred by the Company and arising from or in connection with this Agreement or the transactions contemplated hereby (collectively, the “Transaction Expenses”), the amount of such Indebtedness or Transaction Expenses owed to such Persons (the “Required Payment Amount”).

1.3             Escrow. At the Closing, to satisfy any Damages for which indemnification is provided by the Shareholders in accordance with and subject to the terms and conditions of Article XII hereof, 1,491,228 shares of the Stock Consideration (the “Escrow Amount”) shall be held in escrow by an escrow agent unaffiliated with any of the parties hereto to be determined by the Purchaser Parties and the Shareholders and the Shareholders Representatives (and the Deciding Vote Holder) after the date hereof (the “Escrow Agent”), in accordance with the provisions of this Agreement and an agreement (the “Escrow Agreement”) in a form reasonably satisfactory to the Purchaser Parties and the Shareholders Representatives, dated the Closing Date (as hereinafter defined), which the Shareholders Representatives and the Purchaser hereby agree to execute and deliver at Closing.

1.4             Transfer Taxes. Notwithstanding any provision in this Agreement to the contrary contained herein, all transfer, documentary, sales, use, stamp, recording, registration and other such similar Taxes (as hereinafter defined), charges and fees (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement, but specifically excluding any income Taxes (the “Transfer Taxes”), shall be borne equally by the Purchaser, on the one hand, and by the Shareholders, on the other hand, when due, and the party required by applicable law shall file all necessary Tax Returns (as hereinafter defined) for Transfer Taxes and other documentation with respect to all Transfer Taxes, and, if required by applicable law, the other parties will, and will cause their Affiliates (as hereinafter defined) to, join in the execution of any such Transfer Tax returns and other documentation.

1.5             Shareholders Representatives.

(a)               Each Shareholder irrevocably constitutes and appoints each of Shane Finnegan, Susquehanna Private Equity Investment, LLLP and Robert Webber as a Shareholders Representative or the Deciding Vote Holder (as applicable) and as such Shareholder’s true and lawful attorney in fact and agent and authorizes the Shareholders Representatives and the Deciding Vote Holder acting for such Shareholder and in such Shareholder’s name, place and stead, in any and all capacities to do and perform every act and thing required or permitted by this Agreement (including to give and receive all notices required or permitted to be given under this Agreement or the other Transaction Documents). Each Shareholder acknowledges and agrees that upon any delivery by the Shareholders Representatives or the Deciding Vote Holder of any waiver, amendment, agreement, certificate or other document executed by the Shareholders Representatives or the Deciding Vote Holder, such Shareholder shall be bound by such documents or action as fully as if such Shareholder had executed and delivered such documents, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same, or any cause of action against the Shareholders Representatives or the Deciding Vote Holder for any action taken or not taken, decision made or instruction given by the Shareholders Representatives or the Deciding Vote Holder under this Agreement or any other Transaction Document, except for fraud, gross negligence, willful misconduct or bad faith by a Shareholders Representative or the Deciding Vote Holder. The Shareholders, in accordance with their respective Allocated Shares (as set forth in Funds Flow), shall pay all fees, costs and expenses incurred by the Shareholders Representatives and/or the Deciding Vote Holder in performing such Person’s duties hereunder.

(b)               Either Shareholders Representative, or the Deciding Vote Holder, may resign at any time upon not less than ten (10) days prior written notice to the Purchaser. Upon the resignation, death, disability or incapacity of a Shareholders Representative appointed pursuant to this Section 1.5, then (i) the other remaining Shareholders Representative shall be the sole Shareholders Representative to act on behalf of the Shareholders under this Agreement, (ii) the Deciding Vote Holder shall have no further authority as Deciding Vote Holder hereunder and (iii) all references to the Shareholders Representative shall be deemed to be a reference to the sole remaining Shareholders Representative. Upon the resignation, death, disability or incapacity of the Deciding Vote Holder prior to the resignation, death, disability or incapacity of a Shareholders Representative, the Shareholder Majority (as hereinafter defined) shall appoint a replacement Deciding Vote Holder within thirty (30) days of such resignation, death, disability or incapacity and such Person shall thereafter be the Deciding Vote Holder for all purposes until such Person’s resignation, death, disability or incapacity. After the resignation of one of the Shareholders Representatives, upon the resignation, death, disability or incapacity of the Shareholders Representative or any replacement Shareholders Representative thereafter, the holders of the majority of the outstanding Shares (assuming that each share of Series A Preferred Stock was converted into Common Stock in accordance with the Company’s Amended and Restated Certificate of Incorporation) immediately prior to the Closing (the “Shareholder Majority”) shall appoint a replacement Shareholders Representative hereunder within thirty (30) days of such resignation, death, disability or incapacity and such Person shall thereafter be the Shareholders Representative for all purposes until such Person’s resignation, death, disability or incapacity. If the Shareholder Majority and Purchaser shall mutually agree (i) that the removal of either Shareholders Representative is necessary at a given time, if there is only one Shareholders Representative, the Shareholder Majority shall appoint a replacement Shareholders Representative or (ii) that the removal of Deciding Vote Holder is necessary at a given time, the Shareholder Majority shall appoint a replacement Deciding Vote Holder.

(c)               Each Shareholder agrees that the Purchaser Parties and the Company shall be entitled to rely without qualification, investigation or verification on any action taken, or the failure to take any action, by the Shareholders Representatives or the Deciding Vote Holder, on behalf of the Shareholders pursuant to this Section 1.5, and that each such action or inaction shall be binding on each Shareholder as fully as if such Shareholder had taken or failed to take such action.

(d)               The Shareholders severally based on each Shareholder’s Allocated Share (as set forth in the Funds Flow), and not jointly, shall indemnify, hold harmless and reimburse each Shareholders Representative and the Deciding Vote Holder against all costs, expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid or incurred by a Shareholders Representative or the Deciding Vote Holder in connection with any action, suit, proceeding, or claim to which a Shareholders Representative or the Deciding Vote Holder is made a party by reason of the fact that it is or was acting as a Shareholders Representative or the Deciding Vote Holder pursuant to the terms of this Agreement; provided, however, that the foregoing indemnification shall not apply in the event of any action, suit, proceeding, or claim which finally adjudicates the liability of the applicable Shareholders Representative or the Deciding Vote Holder hereunder for its fraud, gross negligence, bad faith or willful misconduct.

(e)               The Purchaser Parties and the Shareholders Representatives shall provide copies of all correspondence, notices or other written communication to the Deciding Vote Holder at the same time as provided to the Purchaser Parties or the Shareholders Representatives. Any actions to be taken hereunder by the Shareholders Representatives shall require the approval of each Shareholders Representative and the Purchaser Parties shall not accept actions or comments of the Shareholders Representatives unless agreed to by both Shareholders Representatives. Unless as otherwise expressly set forth herein, in the event that the Shareholders Representatives cannot agree as to any actions to be taken hereunder, such decision shall be submitted to the Deciding Vote Holder whose decision shall be final and binding on the Shareholders Representatives. In the event that (i) the consent of the Shareholders Representatives or any act of the Shareholders Representatives are necessary for a Purchaser Party to take any action hereunder, if such consent or affirmative action is necessary to take such action and the Purchaser Parties do not receive a response in writing agreed to by both Shareholders Representative within five (5) business days after such request, then the Purchaser Parties shall notify the Deciding Vote Holder who will then have the authority to decide the matter on behalf of the Shareholders Representatives within five (5) business days after such notice (and it is acknowledged and agreed that notwithstanding anything herein to the contrary the Deciding Vote Holder will have the authority to sign any document, agreement or certificate required to be signed by the Shareholders Representatives, including any documents that are a condition to Closing in such instance and for purposes of this Agreement it shall be as if such document, agreement or certificate was executed and delivered by the Shareholders Representatives) or (ii) if the Shareholders Representatives have the right to provide comments to any documents, agreements or certificates, or such documents, agreements or certificates must be reasonably acceptable to the Shareholders Representatives, and the Purchaser Parties do not receive a unified set of comments from the Shareholders Representative within five (5) business days, then the document delivered by the Purchaser Parties shall be deemed to be reasonably acceptable to the Shareholders Representatives.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

The Company hereby represents, warrants and covenants to the Purchaser that:

2.1             Organization; Subsidiaries.

(a)               The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own or hold under lease the assets and properties which it owns or holds under lease, to perform all of its obligations under the agreements to which it is a party (including, without limitation, this Agreement and the other Transaction Documents (as hereinafter defined) to which it is a party), and to conduct the Business. The Company is duly qualified and in good standing in each other jurisdiction in which either the ownership or use of the properties owned or used by it or the nature of the activities conducted by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined). Except as set forth on Schedule 2.1 of the written disclosure schedules of the Company (the “Company Disclosure Schedules”), the Company does not own, directly or indirectly, any capital stock or other proprietary interest, in any other corporation, association, trust, partnership, joint venture or other entity, and does not have any agreement to acquire any such capital stock or other proprietary interest, and does not have and has never had any Subsidiary (as hereinafter defined). For purposes hereof: (x) “Transaction Documents” shall consist of this Agreement and all other documents, instruments and other agreements entered into and delivered pursuant to or in connection with this Agreement; and (y) “Subsidiary” shall refer to any corporation, association, trust, partnership, limited liability company, joint venture or other entity of which the Company or any Subsidiary thereof (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other entity (provided that notwithstanding anything herein to the contrary, Maui Biocarbon LLC shall be deemed a Subsidiary of the Company for purposes of this Agreement).

(b)               The Company has delivered or made available to the Purchaser true, correct and complete copies of its certificate of incorporation and by-laws, in each case together with any amendments thereto (the “Company Organization Documents”), as currently are in effect. The stock record books of the Company are true, correct and complete and the minute books and other corporate records of the Company are true, correct and complete in all material respects and all such records have been maintained in accordance with commercially reasonable business practices. The minute books of the Company contain true, correct and complete records of all (i) corporate action taken by the shareholders and (ii) material corporate action taken by the board of directors, and committees of the board of directors of the Company, with each such action being duly authorized or ratified. At the Closing, all of such books and records shall be delivered to the Purchaser.

(c)               Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction and has full corporate (or other entity) power and authority to own or hold under lease the assets and properties which it owns or holds under lease, to perform all of its obligations under the agreements to which it is a party and to conduct the Business. Each Subsidiary is qualified and in good standing in each other jurisdiction in which either ownership or use of the properties owned or used by it or the nature of the activities conducted by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has delivered or made available to the Purchaser true, correct and complete copies of its formation documents and by-laws, or such similar document, in each case together with any amendment thereto of each Subsidiary (such organization documents together with the Company Organization Documents, the “Organization Documents”) as currently are in effect. The equity record books of each Subsidiary are true, correct and complete and the minute books and other corporate (or other entity) records of each Subsidiary are true, correct and complete in all material respects and all such records have been maintained in accordance with commercially reasonable business practices. The minute books of each Subsidiary contain true, correct and complete records of all (i) corporate (or other entity) action taken by the equity holders and (ii) material corporate action taken by the board of directors (or its equivalent), and committees of the board of directors (or its equivalent) of each Subsidiary, with each such action being duly authorized or ratified. At the Closing, all of such books and records shall be delivered to the Purchaser.

2.2             Authorization. The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party, the performance by the Company of its covenants and agreements hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. When executed and delivered by the Company, this Agreement and the other Transaction Documents to which it is a party, shall constitute the valid and legally binding obligations of the Company, enforceable against the Company, in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors’ rights and remedies and by limitations on the availability of equitable remedies.

2.3             Conflicts. Neither the execution nor delivery of this Agreement and the other Transaction Documents to which the Company is party nor the consummation of the transactions contemplated herein or therein, will violate any provision of the Organization Documents, or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or Governmental Body (as hereinafter defined), binding upon the Company or any Subsidiary, or conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination, creation or imposition of any Lien of any nature pursuant to the terms of any contract or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of the assets of the Company or any Subsidiary is bound. Except as set forth on Schedule 2.3 of the Company Disclosure Schedules, no consent, approval, order, notice to, or other authorization of, any Governmental Body or of any other third parties are required in connection with the execution and delivery by the Company or any Subsidiary of, or performance of its obligations under, this Agreement or the other Transaction Documents to which it is a party. For purposes hereof, “Governmental Body” shall mean any (i) federal, state, county, city, town, village, district or other jurisdiction; (ii) federal, state, municipal, local, foreign or other government; or (iii) governmental or quasi-governmental authority (including any governmental agency, branch, department, office or entity and any court or other tribunal). For purposes of this Agreement, “to the Company’s knowledge”, “to the knowledge of the Company” or other similar phrases relating to the “knowledge” of the Company shall mean the knowledge of either of Shane Finnegan and Robert Webber assuming a reasonable investigation.

2.4             Capitalization. The authorized capital stock of the Company consists of: 20,000,000 shares of Common Stock, of which 5,000,000 are issued and outstanding, and 4,347,826 shares of Series A Preferred Stock, all of which are issued and outstanding. There are no other classes or series of capital stock of the Company authorized or issued or outstanding other than the Shares. All of the Shares have been validly issued and are fully-paid and non-assessable, and have been issued in compliance with all applicable laws and without violating the preemptive rights of any party. All of the issued and outstanding equity of each Subsidiary is owned by the Company, free and clear of all Liens. All of the equity of each Subsidiary has been validly issued and is fully-paid and non-assessable, and has been issued in compliance with all applicable laws and without violating the preemptive rights of any party. Except as set forth on Schedule 2.4 of the Company Disclosure Schedule: there are no subscriptions, warrants, options, calls, commitments by or agreements, or other preemptive rights, to which the Company or any Subsidiary is bound relating to the issuance, assignment or conveyance of any shares of capital stock of the Company or any Subsidiary or rights to acquire, or payments in respect of, shares of capital stock of the Company or any Subsidiary; and, except for that certain Voting Agreement dated as of January 20, 2021 by and between the Company and the Shareholders (the “Voting Agreement”), neither the Company nor any Subsidiary is a party to any agreement, whether written or oral, relating to the voting or control of any shares of capital stock of the Company or any Subsidiary, or obligations of the Company or any Subsidiary to sell any assets in a transaction which is not in the ordinary course of business.

2.5             Financial Statements.

(a)               Prior to the filing of the Proxy Statement (as hereinafter defined) by Renovare as set forth in Section 5.10 hereof, the Company shall deliver to the Purchaser: (i) the audited, consolidated financial statements of the Company and the Subsidiaries as of December 31, 2021 and 2020 for the fiscal years then ended, which must include the consolidated balance sheets as of the period end statements of operations, cash flows and changes in shareholder’s equity for the periods then ended (collectively, the “Annual Financial Statements”, and the date of the most recent balance sheet contained therein, as the “Annual Balance Sheet Date”); (ii) if the Renovare Stockholder Meeting (as that term is defined in Section 5.10 hereof), has not occurred on or before May 15, 2022, the unaudited consolidated financial statements of the Company and the Subsidiaries as of March 31, 2022 and 2021 for the fiscal periods then ended which must include the consolidated balance sheets as of the period end statements of operations, cash flows and changes in shareholder’s equity for the periods then ended (the “Quarterly Financial Statements”); and (iii) the unaudited consolidated balance sheet of the Company during the period beginning on September 1, 2021 and ending as of January 31, 2022, and the related consolidated statements of income for such five month period (the “Interim Financial Statements”, and the date of such balance sheet the “Interim Balance Sheet Date”; the Interim Financial Statements, together with the Annual Financial Statements and the Quarterly Financial Statements, the “Historical Financial Statements”).

(b)               The Historical Financial Statements are true, correct and complete in all material respects, were prepared in accordance with GAAP applied on a consistent basis throughout the periods to which such financial statements relate and fairly present in all material respects the financial condition and results of operations, respectively, of the Company and the Subsidiaries, subject (in the case of the Interim Financial Statements) to normal year-end adjustments which would not, individually or in the aggregate, be materially adverse to the business, properties, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries (the “Company’s business or condition”).

(c)               The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded timely and as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.6             No Undisclosed Liabilities. The Company and the Subsidiaries have no liabilities, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether the amount thereof is readily ascertainable or not, and no unrealized or anticipated losses from any commitments or sales of products, other than: (a) Indebtedness set forth on Schedule 2.6(a) of the Company Disclosure Schedules, which will be fully satisfied and discharged by the Company prior to the Closing; (b) trade and accounts payable incurred by the Company and the Subsidiaries in the ordinary course of business and reflected on the Interim Financial Statements; (c) other current liabilities incurred by the Company and the Subsidiaries in the ordinary course of business less than $25,000 (provided that the aggregate amount of such Liabilities does not exceed $200,000); (d) obligations set forth on Schedule 2.6(d) of the Company Disclosure Schedules; and (e) contingent executory contractual obligations each of which was entered into in the ordinary course of business.

2.7             Absence of Certain Changes.

Except as set forth on Schedule 2.7 of the Company Disclosure Schedules, since September 1, 2021, neither the Company nor any Subsidiary has:

(i)                 borrowed or agreed to borrow any funds, issued any notes or other corporate debt securities, guaranteed or otherwise become liable or responsible for the obligations of any other person or entity or paid or discharged any outstanding Indebtedness except in the ordinary course of business consistent with past practice; or made any loans, advances or capital contributions to, or investments in any other person or entity;

(ii)                canceled or waived any amounts owing to the Company or any Subsidiary having a value in excess of $25,000;

(iii)               made any material change in any method of accounting or accounting practice, except to the extent required or permitted by GAAP;

(iv)               mortgaged, pledged or subjected to any Lien (other than Permitted Liens (as hereinafter defined)) any of its assets or properties; entered into any lease of real property or buildings; or entered into any lease of machinery or equipment or, except in the ordinary course of business consistent with past practice, sold or transferred any other tangible or intangible asset or property (other than inventory in the ordinary course of business);

(v)               made any single capital expenditure in excess of $25,000 or made any capital expenditures lesser in amount than $25,000, individually, but in excess of $100,000 in the aggregate;

(vi)               made any amendment to the Organization Documents or made any change in its authorized capital stock or granted any rights with regard to any capital stock;

(vii)              declared, set aside or made any payment or distribution upon any of its capital stock or, directly or indirectly, purchased, redeemed, or otherwise acquired or disposed of any shares of its capital stock;

(viii)             other than in accordance with the terms of any employment agreement executed pursuant to Section 5.9 hereof, effected any increase in salary, wages, or other compensation of any kind, whether current or deferred, to any officer, director, employee, or agent of the Company or any Subsidiary; made any bonus, pension, option, deferred compensation, or retirement payment, severance, profit sharing, or like payment, except as required by the terms of plans or arrangements existing prior to such date; entered into any salary, wage, severance, or other compensation agreement with any officer, director, employee or agent of the Company or any Subsidiary; made any contribution to any trust or plan for the benefit of any officer, director, employee or agent of the Company or any Subsidiary, except as required by the terms of the plans or arrangements existing and as in effect prior to such date; or adopted or terminated any Benefit Plan (as hereinafter defined);

(ix)                entered into, terminated or received notice of termination of any (i) license (other than licenses of off-the-shelf software which are generally available to the public), (ii) distributorship, sales representative or similar agreement which results in payments to or by the Company or a Subsidiary in excess of $25,000 or any agreement (written or oral) regarding Indebtedness;

(x)                instituted or settled any proceeding before any court, arbitration tribunal, administrative agency or commission or other Governmental Body;

(xi)               suffered any material damage, destruction, or loss to any of its material assets or properties (whether or not covered by insurance); or

(xii)              suffered any material adverse change in the business, operating results, or financial condition of the Company and each of its Subsidiaries (taken as a whole), but excluding any material adverse change relating to or resulting from an any event, circumstance, occurrence, fact, condition, change or effect, directly or indirectly, arising out of or attributable to one or more of the following: (a) general economic or political conditions or any change in the United States or foreign economies or securities or financial markets in general (so long as the Company or any Subsidiary is not affected thereby in a materially disproportionate manner as compared to other similarly situated companies); (b) conditions generally affecting any industry, markets or geographical area in which the Business operates (so long as the Business is not affected thereby in a materially disproportionate manner as compared to other similarly situated businesses); (c) any change arising in connection with any natural or man-made disaster (including earthquakes, hurricanes, tornadoes or other acts of God), hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the Closing Date (so long as the Company or any Subsidiary is not affected thereby in a materially disproportionate manner as compared to other similarly situated companies); (d) any epidemic or pandemic, including the COVID-19 pandemic; (e) any change in applicable law or accounting rules, including GAAP (so long as the Company or a Subsidiary is not affected thereby in a materially disproportionate manner as compared to other similarly situated companies); (f) any action taken by the Purchaser or its Affiliates with respect to the transactions contemplated hereby; or (g) any failure of the Company to meet any projection or forecast (provided that the underlying cause of such failures (subject to the other provisions of this definition) shall not be excluded by this clause (h)) (a “Material Adverse Effect”).

2.8             Taxes.

(a)               The Company and each of its Subsidiaries has filed or caused to be filed all Tax Returns required to be filed by it under applicable laws and regulations and all such Tax Returns were correct and complete in all material respects and prepared in material compliance with all applicable laws and regulations. All Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No Tax Authority has examined the Tax Returns of the Company or any of its Subsidiaries for any period after December 31, 2018, nor has it notified in writing the Company or any of its Subsidiaries of its intent to commence such an investigation. No deficiency in payment of any Taxes for any period has been asserted by any Taxing authority in writing, which deficiency remains unsettled at the date hereof. Adequate provision has been made in the Historical Financial Statements for the payment of all then accrued and unpaid Taxes of the Company and its Subsidiaries, whether or not yet due and payable and whether or not disputed. Neither the Company nor any of its Subsidiaries has agreed to waive the statute of limitations in respect of any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect. No claim has been made in the preceding three (3) years by any Taxing authority in any jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction. The Company has delivered or made available to the Purchaser true, correct and complete copies of its Tax Returns (and those of its Subsidiaries) filed since December 31, 2018 and any audit report issued within the last three (3) years relating to any Taxes due from or with respect to the Company or its Subsidiaries.

(b)               In addition to the foregoing:

(i)                 no power of attorney with respect to any Taxes of the Company or its Subsidiaries has been executed or filed with any Tax Authority by or on behalf of the Company or its Subsidiaries, which power of attorney is currently in effect;

(ii)                no Liens for Taxes exist with respect to any assets or properties of the Company or its Subsidiaries, except for statutory Liens for Taxes not yet due or which are being contested in good faith;

(iii)              neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax Authority but excluding any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice, the primary purpose of which is not related to Taxes);

(iv)              neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date, which change was made prior to the Closing; (ii) use of an improper method of accounting prior to the Closing; (iii) “closing agreement” as described in Section 7121 of the Internal Revenue Code of 1986, as amended (the “Code”) (or any corresponding or similar provision of state, local, or foreign income Tax law) executed prior to the Closing; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) occurring or existing, as applicable, prior to the Closing; (v) installment sale or open transaction disposition made prior to the Closing; (vi) prepaid amount received prior to the Closing; or (vii) election under Code Section 108(i) made prior to the Closing;

(v)               the Company and each of its Subsidiaries has complied with all applicable statutes, ordinances, laws, rules and regulations relating to the payment and withholding of Taxes in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party (including withholding of Taxes pursuant to Sections 1441, 1442 and 3402 of the Code or similar provisions under any federal, state or local, domestic or foreign, laws), all forms W-2 and 1099 required with respect thereto have been properly completed and timely filed, and the Company and each of its Subsidiaries has, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Bodies all amounts required to be so withheld and paid over under applicable laws;

(vi)               neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(vii)             no property owned by the Company or any of its Subsidiaries (x) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (y) is tax-exempt bond financed property within the meaning of Section 168(g) of the Code;

(viii)            in the preceding two (2) years, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code;

(ix)               all intercompany transactions between or among the Company and its Subsidiaries have occurred on arm’s-length terms in compliance with the principles of Section 482 of the Code, and the Company and its Subsidiaries have otherwise complied with all applicable transfer pricing legal requirements in all material respects (including the maintenance and retention of documents and transfer pricing reports);

(x)                neither the Company nor any of its Subsidiaries has taken advantage of any relief provisions related to COVID-19 for Tax purposes, whether federal, state, local or foreign (including the deferral of Taxes pursuant to Section 2302 of the CARES Act;

(xi)               the Company has disclosed on its federal income Tax Returns and reports all positions taken therein that would reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code;

(xii)              neither the Company nor any of its Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1) or any analogous or similar provisions under state, local, or foreign Law;

(xiii)             neither the Company nor any of its Subsidiaries (A) has ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes (other than a group the common parent of which is or was the Company) or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise;

(xiv)             neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that, in connection with the transactions contemplated by this Agreement, would result, separately or in the aggregate, in a payment of any amount that would not be deductible by reason of Section 280G (or any corresponding applicable provision of state, local or foreign Tax law); and

(xv)              neither the Company nor any of its Subsidiaries has received any letter ruling from the Internal Revenue Service (or any comparable ruling from any other Tax Authority).

(c)               For purposes hereof:

(i)                 “Tax” or “Taxes” (or “Taxable” or “Taxing” where the context requires) means any and all federal, state, local or non-U.S. income, gross receipts, net proceeds, capital, sales, use, ad valorem, value added, transfer, franchise, profits, capital stock, license, withholding, payroll, employment, social security, unemployment, workers’ compensation, alternative or add-on minimum, excise, severance, stamp, deed, occupation, property, estimated, environmental, recapture, net worth, registration, and other taxes, assessments, fees, levies, or other governmental charges, in each case in the manner of taxes, including any interest, penalty, or addition thereto, whether disputed or not.

(ii)              “Tax Authority” means any Governmental Body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

(iii)            “Tax Return” means any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any Governmental Body relating to Taxes (including any schedules) or attachment thereto, and including any amendment thereof.

2.9             Title. Each of the Company and each Subsidiary has good and marketable title to all assets, properties and rights used by it in connection with the conduct of the Business, and all assets, properties and rights reflected in the Historical Financial Statements, free and clear of all Liens (other than Permitted Liens). Each of the Company and each Subsidiary leases or owns all properties and assets necessary for the operation of the Business as currently conducted by it, and such assets and properties comprise all of the assets and properties, of every kind and nature, whether tangible or intangible, and wherever located, which are used by the Company and each Subsidiary in the conduct of the Business as currently conducted by it. Except as set forth in Schedule 2.9 of the Company Disclosure Schedules, no Affiliate of the Company or any Subsidiary, any Shareholder or any Affiliate thereof, owns or controls any assets or properties used in connection with or necessary for the operation of the Business, whether or not heretofore or currently conducted by the Company and the Subsidiaries. The Company has not received notice of any violation of, or default under, any law, ordinance, order, regulation, or governmental or contractual requirement relating to the Company’s or any Subsidiary’s owned or leased properties which remains uncured or has not been dismissed. All of the leases and licenses pursuant to which the Company or any Subsidiary leases or licenses real, personal and intangible property from others are in good standing, valid and effective in accordance with their respective terms and there is not, under any of such leases or licenses, any existing breach or default or event of default (or, to the Company’s knowledge, event which with notice or lapse of time, or both, could constitute a breach or default) in each case by the Company, any Subsidiary or to the Company’s knowledge by any other party thereto. All of the tangible personal property owned or leased by the Company or any Subsidiary is in good operating condition and repair subject only to ordinary wear and tear, and is suitable for the purposes for which they presently are used. For purposes hereof, an “Affiliate” shall refer to any person or entity controlling, controlled by or under common control with the subject referenced. For purposes of this Agreement, “Permitted Liens” means (i) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves are reflected on the Historical Financial Statements, (ii) such other Liens, imperfections in title and easements of record, if any, which do not detract, individually or in the aggregate, from the value of or interfere with the present or proposed use by the Company or a Subsidiary of the property subject thereto or affected thereby, (iii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business so long as such any amounts owed to such Persons are not overdue, (iv) statutory Liens for landlords for amounts which are not yet due and payable, (v) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security retirement or similar programs, (vi) non-exclusive licenses of Intellectual Property (as defined below) owned or licensed by the Company or any of its Subsidiaries granted to customers in the ordinary course of business, (vii) purchase money Liens and Liens securing rental payments under capital lease arrangements, and (viii) Liens identified on Schedule 2.9 of the Company Disclosure Schedules.

2.10        Real Property.

(a)               Neither the Company nor any Subsidiary owns and each has never owned any real property. Set forth on Schedule 2.10 of the Company Disclosure Schedules is a list of every lease or agreement (the “Real Property Leases”), setting forth, in each case, the name of the landlord, the expiration date, and the address of the property covered, under which the Company or any Subsidiary is lessee of, or holds or operates, any real estate owned by any third party (the “Leased Real Property”). Each of the Real Property Leases is in full force and effect and constitutes a legal, valid and binding obligation of the parties thereto except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors’ rights and remedies and by limitations on the availability of equitable remedies. The Company is not, and no Subsidiary is, in material breach of or default under any Real Property Leases nor, to the Company’s knowledge, is any other party to any Real Property Leases in material breach of or default thereunder; and, to the Company’s knowledge, no event has occurred, which constitutes, or with lapse of time or giving of notice or both would constitute, a breach of or default by any other party to any such lease or agreement or a basis for termination thereunder. The Company or a Subsidiary has a valid leasehold interest in and enjoys peaceful and undisturbed possession (consistent with historical use) of, all Leased Real Property in each case free and clear of all Liens (other than Permitted Liens). There are no leases, subleases, licenses, occupancy agreements, options, rights concessions or other agreements or arrangements to which the Company or any Subsidiary is a party, granting to any person or entity the right to use or occupy any of the Leased Real Property. The Company has delivered or made available to the Purchaser true, correct and complete copies of all Real Property Leases and amendments thereto.

(b)               All improvements owned, leased or used by the Company or any Subsidiary on the Leased Real Property are in good and usable condition and repair (normal wear and tear excepted), to the Company’s knowledge, such improvements are free from structural defects and the Leased Real Property is sufficiently supplied with utilities necessary for the operation of the Business. There are no pending or, to the knowledge of the Company, threatened, condemnation or eminent domain proceedings with respect to any Leased Real Property. The Company has no option or right to purchase any of the Leased Real Property, or any part thereof, or any of the fixtures and equipment thereon. To the Company’s knowledge, all buildings, driveways and other improvements on the Leased Real Properties are within its boundary lines, and no improvements on adjoining properties extend across the boundary lines onto any of the Leased Real Property. To the Company’s knowledge, the foundation, floor and roof of the buildings and all other structural and mechanical components of the portion of the Leased Real Properties used by the Company or a Subsidiary are sound and free of any material structural, mechanical or other defect. To the Company’s knowledge, there are no governmental assessments made against any of the Leased Real Properties which are unpaid (except for real estate taxes not yet due or payable).

2.11        Inventories. The inventories of the Company and the Subsidiaries are merchantable and of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow moving inventory that has been written off or written down for which reserves have been established on the Historical Financial Statements (the “Inventory Write-Offs”). Except as set forth in the Inventory Write-Offs, the inventories of the Company and the Subsidiaries, whether or not reflected on the Historical Financial Statements, are valued at cost or market, whichever is lower, in accordance with GAAP consistently applied.

2.12        Accounts Receivable. All accounts receivable of the Company and the Subsidiaries shown on the Historical Financial Statements represent and, all such accounts receivable as of the date hereof and/or the Closing Date, will represent, as of the respective dates thereof, valid obligations arising from sales actually made or services actually performed in the ordinary course of business consistent with past practice. To the Company’s knowledge, the accounts receivable of the Company and the Subsidiaries stated in the Historical Financial Statements are fully collectible, subject only to the allowances for doubtful accounts stated in the Historical Financial Statements. There is no claim, defense or right of setoff alleged in writing against the Company or a Subsidiary other than returns in the ordinary course of business under any contract with any obligor of an account receivable.

2.13        Contractual and Other Obligations.

(a)               Schedule 2.13 of the Company Disclosure Schedules lists all of the following agreements, contracts, licenses, leases, mortgages, obligations, commitments or other arrangements (written and oral) to which the Company or any Subsidiary is a party or by which any of the Company’s or any Subsidiary’s assets or properties are bound (each, a “Material Contract”): (i) for the purchase of products, materials, supplies and equipment or the furnishing of services in excess of $100,000; (ii) for the disposition of the assets, properties or business of the Company or any Subsidiary or any agreement for the acquisition of the assets, properties or business of any other person (other than acquisitions and dispositions of inventory in the ordinary course of business); (iii) under which the Company or any Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) any Indebtedness; (iv) under which the Company or any Subsidiary has agreed not to compete with another party or otherwise purports to restrict the activities of the Company; (v) containing price guaranties, liquidated damage provisions or most favored nations clauses; (vi) other than any employment agreement executed pursuant to Section 5.9 hereof, each employment, sales agency, dealer and consulting agreement, contract or arrangement (written and oral) with current and former (if and only if the Company or a Subsidiary has any obligations thereunder) employees, sales agents, dealers and consultants of the Company or any Subsidiary; (vii) with any of the Company’s or any Subsidiary’s Affiliates; (viii) affecting the voting or disposition of the Shares or providing any Person with rights to manage the Company or its Subsidiaries (other than employment agreements); (ix) each power of attorney granted to any person, firm or corporation for any purpose whatsoever; (x) each license or sublicense relating to the Company’s and any Subsidiary’s Intellectual Property (as hereinafter defined) or the use of the Intellectual Property of another party (other than off-the-shelf licenses of generally available Intellectual Property); (xi) each of the Company’s and any Subsidiary’s standard forms of warranty; (xii) the Company’s and any Subsidiary’s standard form of employee proprietary information, inventions and/or restrictive covenant agreements; (xiii) each collective bargaining agreement and other agreement, contract or arrangement (written and oral) with any labor union or other employee representative of a group of employees; (xiv) each joint venture, partnership and other agreement, contract or arrangement (written and oral) involving a sharing of profits, losses, costs or liabilities by the Company or any Subsidiary with any party; and (xv) providing for payments to or by any party based on sales, purchases or profits other than direct payment for goods.

(b)               To the Company’s knowledge, no event has occurred, or is alleged to have occurred, which constitutes or with lapse of time or giving of notice, or both, would constitute a breach or default or a basis for a claim of force majeure or other claim of excusable delay or non-performance under any of the foregoing, in each case by the Company or any Subsidiary. To the Company’s knowledge, none of the counterparty(ies) to any Material Contract is in breach of or default in the performance of any covenant or condition thereunder or has failed in performance thereunder by reason of a claim of force majeure or other claim of excusable delay or non-performance thereunder. Except for customer deposits and as otherwise set forth on Schedule 2.13(b), neither the Company nor any Subsidiary has received any advance payment against any work, contract, agreement or other arrangement to the extent not yet performed, and neither the Company nor any Subsidiary has assigned to any other party any rights to payment or receivables in respect of any work, contract, agreement or other arrangement performed or not yet performed, or any claim or cause of action of any nature whatsoever. Each of the Material Contracts is in full force and effect.

2.14           Employees.

(a)               Set forth on Schedule 2.14 of the Company Disclosure Schedules is: (i) the name, title, date of hire, job description, salary and total annual compensation of each current employee of the Company or any Subsidiary, including, without limitation, any employee not actively at work due to leave of absence, disability leave, military leave or layoff with recall rights (hereinafter referred to as, collectively, the “Company Employees”); and (ii) all sales agents, sales representatives, dealers and distributors, including any former sales agents, their successors and assigns, currently entitled to receive any outstanding commissions, independent contractors, consultants and staffing agency workers (hereinafter referred to as the “Company Agents”), retained or utilized by the Company or any Subsidiary and the basis on which each is compensated, together with a list of all agreements (written and oral) between the Company or any Subsidiary and all Company Agents to the extent not a Material Contract. Except as set forth on Schedule 2.14 of the Company Disclosure Schedules or as executed pursuant to Section 5.9 hereof, there are no agreements between the Company or any Subsidiary and any Company Employees or any former Company or Subsidiary employee with regard to compensation or severance, including any agreement with regard to salary, wages, bonus, commission, change-of-control, pension, option, retirement or profit-sharing, whether individually or collectively. Neither the Company nor any Subsidiary has granted exclusive rights to any Company Agent and, except as set forth on Schedule 2.14 of the Company Disclosure Schedules, there are no agreements between the Company and any Company Agent not terminable by the Company or any Subsidiary on less than thirty (30) days’ notice without penalty. Neither the Company nor any Subsidiary is a party to any union or other collective bargaining agreement and, to the knowledge of the Company, no attempt by any labor union, collective bargaining entity or any current or former Company Employee has been made or threatened during the last three years or to organize any of the Company Employees or, to the Company’s knowledge, Company Agents. There is no strike, lockout, slow down or work stoppage pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary.

(b)               There are no controversies, claims, complaints or charges against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened, based on, arising out of, in connection with or otherwise relating to the employment or termination of employment of or failure to employee, of any of the Company Employees, former Company or Subsidiary employees or Company Agents. There are no investigations, charges or audits pending before or, to the knowledge of the Company, threatened, by any Governmental Body relating to the Company Employees, former Company or Subsidiary employees, or the Company’s or any Subsidiary’s employment practices or labor relations. The Company has no knowledge of and neither the Company nor any Subsidiary is engaged in investigating, any internal complaints or grievances relating to the alleged violation of any federal, state, local or foreign law or regulation pertaining to employment practices or labor relations. The Company and each Subsidiary has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages (without limitation, extending to payment of minimum wages and overtime wages and overtime exemption classifications), hours (extending to meal and rest periods), immigration status, equal employment opportunity, employment discrimination or harassment based on any legally protected characteristics, protection of whistleblowers, retaliation, wrongful discharge, plant closure or mass layoff notice requirements, leave of absence, collective bargaining and the payment of social security and similar Taxes, occupational health and safety and workmen’s compensation, classification of independent contractors and other terms and conditions of employment (such as compliance with the terms of any employment agreements and any handbooks or other workplace policies), and is not liable for any arrearages of wages or any Taxes or penalties for failure to comply with any of the foregoing. Neither the Company nor any Subsidiary is obligated or liable to make any Change-in-Control Payments (as hereinafter defined) of any nature whatsoever. To the knowledge of the Company, no officer or other key employee of the Company or any Subsidiary intends to terminate his or her employment with the Company or any Subsidiary.

(c)               For purposes hereof, the “Change-in-Control Payments” shall mean all change-in-control, retention, deal, transaction, severance or similar payments or bonuses and other similar amounts or the acceleration of the vesting, funding or timing of payment of any compensation, equity award or other benefit, payable by the Company or any Subsidiary to any current or former officer, director, employee and/or other service provider of the Company or any Subsidiary, respectively, arising from or incurred in connection with this Agreement or the transactions contemplated hereby; and any employer portion of any employment, unemployment payroll, social security or similar Taxes payable by the Company or any Subsidiary in connection therewith.

2.15           Employee Benefit Plans. Except as set forth in Schedule 2.15 of the Company Disclosure Schedules, neither the Company nor the Subsidiaries have any pension, deferred compensation, 401(k), retirement, profit-sharing, bonus, incentive, welfare, restricted stock, stock purchase, stock option, phantom equity, severance, employment or termination or other employee benefit or compensatory plan, policy, program, agreement or arrangement, whether written or oral, maintained or sponsored by the Company or any Subsidiary or to which the Company or any Subsidiary is required to make contributions or is a party or in which any of the Company Employees or former Company or Subsidiary employees or non-employee directors participate (whether or not an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended hereinafter referred to as “ERISA”) (each, a “Benefit Plan”).

2.16           Interests of Affiliates. Except as set forth in Schedule 2.16 of the Company Disclosure Schedules or as executed pursuant to Section 5.9 hereof, none of the Company’s officers or directors, or any Shareholder, has any interest in any property, real or personal, tangible or intangible, used in the Business, as currently conducted by the Company. To the Company’s knowledge, none of the Company’s officers or directors, owns, directly or indirectly, any interest in, or is a director, officer or shareholder of, any business which is a competitor or a significant supplier of the Company.

2.17           Insurance. Schedule 2.17 of the Company Disclosure Schedules completely and accurately lists all insurance policies held by or providing coverage and/or benefits to the Company or any Subsidiary. The Company has delivered or made available to the Purchaser true, correct and complete copies of all such insurance policies. Such policies are in full force and effect, all premiums due thereon have been paid, and the Company and the Subsidiaries have complied with the material provisions of such policies. There are no notices of any pending or threatened cancellation, termination or premium increase (other than customary increases) with respect to any such policies, and such policies will not be modified as a result of, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 2.17 of the Company Disclosure Schedules lists all pending claims under all insurance policies. There is no claim pending under any such policy as to which coverage has been denied or disputed.

2.18           Intellectual Property.

(a)               Schedule 2.18 of the Company Disclosure Schedules lists all of the following: (i) all registered Intellectual Property; (ii) all contracts relating to Intellectual Property that is used by the Company or any Subsidiary in the operation of the Business and licensed by or to the Company or any Subsidiary (other than generally available off-the-shelf software and licenses granted to customers in the ordinary course of business), including, without limitation, assignments, licenses, options, escrow agreements, end user agreements entered into outside of the ordinary course of business and any amendments, renewal(s), novation(s) and termination(s) pertaining thereto; and (iii) all material computer software and firmware owned by the Company or any Subsidiary that is used by the Company or any Subsidiary in the operation of the Business, including, without limitation, software and firmware that is embodied in and/or used with the Company’s or any Subsidiary’s products. The Company and each Subsidiary holds all right, title and interest in and to all Intellectual Property owned or licensed by it, free and clear of all Liens (other than Permitted Liens or restrictions with respect to Intellectual Property licensed by the Company or any Subsidiary set forth in the applicable contract listed on Schedule 2.18 of the Company Disclosure Schedules). The Company and each Subsidiary owns, or has sufficient licenses or other rights to use, all Intellectual Property necessary for the conduct of the Business as currently operated and conducted. No adverse claims have been made, and no dispute has arisen, with respect to any of the Intellectual Property owned by the Company or any Subsidiary or, to the Company’s knowledge, licensed by the Company or any Subsidiary. To the Company’s knowledge, the operations of the Company and each Subsidiary, and the use by the Company and each Subsidiary of the Intellectual Property owned or licensed by it, do not infringe any patent, trademark, servicemark, trade name, copyright, trade secrets, license or other intellectual property of a third party, nor has any infringement claim been made or, to the knowledge of the Company, threatened with respect to the operations of the Company and each Subsidiary during the past three years.

(b)               The Company and each Subsidiary has obtained from all parties who have created or otherwise contributed to any portion of, or otherwise who would have any rights in or to, any Intellectual Property owned by the Company or any Subsidiary, valid and enforceable written assignments of all of such party’s rights in such Intellectual Property, including, without limitation, all patent and copyright rights in and to such Intellectual Property and any such invention, improvement or other rights to the Company or a Subsidiary. All patents, patent applications, registered trademarks, trademark applications, registered service marks and registered copyrights that are included in the Intellectual Property of the Company and each Subsidiary have been duly registered or filed with or issued by each appropriate Governmental Body (or other authorized private registrar), all affidavits of continuing use have been filed and all maintenance fees have been timely paid to continue such rights in effect. Neither the Company nor any Subsidiary has disclosed or delivered to any escrow agent or any other party any of the source code relating to any software or firmware owned by the Company or any Subsidiary, and no other party has the right, contingent or otherwise, to obtain access to or use any such source code.

(c)               The Company and each Subsidiary has taken all commercially reasonable measures to protect its ownership of, and rights in, all Intellectual Property owned or exclusively licensed by it in accordance with industry standard practices including, but not limited to, marking of any and all products and/or services with all applicable patent numbers, payment of all required maintenance and/or annuity fees. Without limiting the foregoing, neither the Company nor any Subsidiary has made any of its trade secrets or other confidential or proprietary information (including source code relating to any software or firmware) available to any other party except pursuant to written agreements requiring such party to maintain the confidentiality of such information. Each current and former Company Employee and Company Agent who is or was involved in or contributed to the invention, creation or development of any Intellectual Property invented, created, or developed during the course of such person’s employment or engagement with the Company or Subsidiary has executed a proprietary information and inventions agreement in the form provided to the Purchaser. To the Company’s knowledge, neither the Company nor any Subsidiary has allowed or suffered any of its trade secrets, confidential know-how or other confidential intellectual or intangible property rights to enter into the public domain.

(d)               The Intellectual Property owned or licensed by the Company and each Subsidiary, including, specifically, the Company’s or any Subsidiary’s software and firmware, does not contain any computer code design to disrupt, disable or harm in any manner the operation of any software or hardware. None of the Intellectual Property owned or licensed by the Company or any Subsidiary (but excluding Desktop Software (as hereinafter defined)), including, specifically, the Company’s or any Subsidiary’s software and firmware, contains any unauthorized feature (including any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine) that causes software, firmware or any portion thereof to be erased, rendered inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any party. No product or service provided by the Company or any Subsidiary contains any software, firmware or code that is, in whole or in part, subject to the provisions of any license for Publicly Available Software (as hereinafter defined) that would (i) require, or condition the use or distribution of any Intellectual Property by the Company or any Subsidiary on the disclosure, licensing or distribution of any source code for any portion of such Intellectual Property, other than Publicly Available Software that the Company or any Subsidiary uses or redistributes without modification, or (ii) otherwise impose any limitation, restriction or condition on the right or ability of the Company or any Subsidiary to use or distribute any Intellectual Property.

(e)               To the Company’s knowledge, there has been no failure of any of the Company’s or any Subsidiary’s information technology systems. The Company and each Subsidiary has a commercially reasonable disaster recovery and business continuity plan in the event its information technology systems are rendered temporarily or permanently inoperative as a result of a natural or other disaster. To the Company’s knowledge, there have been no security breaches relating to, violations of any security policy regarding or any unauthorized access of, any information used or held by the Company or any Subsidiary that relates to or can be used to identify an individual and that is subject to handling or security requirements under any applicable law relating to the use, privacy and security of any information of or concerning an individual.

(f)                For purposes hereof: (i) “Intellectual Property” shall mean trademarks (registered or unregistered), service marks, mask works, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; computer programs, firmware and software (including source code, object code and data) and related documentation, know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registrations or applications of registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing; (ii) “Publicly Available Software” shall mean: (A) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software or pursuant to similar licensing and distribution models; and (B) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (1) be disclosed or distributed in source code form; (2) be licensed for the purpose of making derivative works; or (3) be redistributable at no or minimal charge; and (iii) “Desktop Software” shall mean any third party office productivity computer software that is licensed for use on desktop or laptop “PC-class” computers or related local area network servers other than by a written agreement executed by the licensee.

2.19           Disputes and Litigation. There is no action, suit, proceeding, or claim, pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, and no investigation by any Governmental Body, pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any Governmental Body against the Company or any Subsidiary, nor to the Company’s knowledge, has any event occurred or does any circumstance exist which would reasonably be expected to give rise to or serve as a valid basis for commencement of any such action, suit, proceeding or claim.

2.20           Permits; Compliance with Law.

(a)               The Company and each Subsidiary have all material franchises, licenses, permits and other governmental and non-governmental authorizations, registrations and approvals (collectively, the “Permits”) necessary to enable the Company and each Subsidiary to carry on the Business as currently conducted by it, which are set forth on Schedule 2.20 of the Company Disclosure Schedules. All such Permits are in full force and effect, there has been no material default or breach thereunder, and there is no pending or, to the knowledge of the Company, threatened proceeding under which any Permit may be revoked, terminated or suspended. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not adversely affect or otherwise impair the ability of the Company and each Subsidiary fully to enjoy the benefits of any of Permits. During the past three (3) years, none of the Company and each Subsidiary, nor the conduct of the Business nor the products sold in connection therewith, have violated, nor have the Company or any Subsidiary received written notice that the Company, any Subsidiary, the conduct of the Business or the products sold in connection therewith are alleged to have violated, any law, rule, regulation, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Body, binding upon the Company or any Subsidiary.

(b)               Without limiting the generality of the foregoing, during the past three (3) years (i) none of the Company or any Subsidiary, nor, to the Company’s knowledge, any of their respective directors, officers, agents or Affiliates, have been in violation of any Anti-Corruption Laws or any Export Control Laws; and (ii) neither (A) the Company, any of its Subsidiaries, nor. to the Company's knowledge. any employee, officer, or director of the Company or any of its Subsidiaries nor (B) to the Company's knowledge, any representative of any of the foregoing, (1) is currently or has been the target of trade sanctions (including by being designated on the list of Specially Designated Nationals and Blocked Persons or on any other sanctions list maintained by the U.S. Department of Treasury's Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty's Treasury); or (2) has, directly or, to the knowledge of the Company, indirectly, participated in any prohibited or unlawful transaction or dealing involving a person or entity that is the target of U.S., U.K. or EU trade sanctions, or with any person or entity operating, organized, or resident in a country or territory that is the target of U.S., U.K. or EU trade sanctions.

(c)               None of the Company and each Subsidiary, nor any of their respective directors, officers, employees, agents nor Affiliates, has been, in the past three (3) years, the subject of any investigations, reviews, audits, or inquiries by a Governmental Body related to Anti-Corruption Laws or Export Control Laws, and, to the Company’s knowledge, no investigation review, audit, or inquiry by any Governmental Body with respect to Anti-Corruption Laws or Export Control Laws is pending or threatened.

(d)               For purposes hereof: (i) “Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption or anti-bribery laws or regulations (governmental or commercial); and (ii) "Export Control Laws" means all laws and regulations related to the regulation of imports, exports, re-exports, transfers, releases, shipments, transmissions or any other provision or receipt of goods, technology, software or services, including (a) the United States International Traffic in Arms Regulations administered by the United States State Department's Directorate of Defense Trade Controls; (b) the Export Administration Regulations administered by the United States Commerce Department (including the antiboycott regulations administered by the Office of Antiboycott Compliance); (c) nuclear export regulations administered by the United States Nuclear Regulatory Commission and the United States Department of Energy; (d) United States customs regulations administered by the United States Customs and Border Protection; (e) the EU Dual-Use Regulation, Council Regulation (EC) No 428/2009 (and associated amendments); and (f) all other applicable import and export controls in the countries in which the party conducts business.

2.21           Environmental Matters.

(a)               Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

(i)                 “Environmental Authority” shall mean any federal, state, regional, county or local Governmental Body having regulatory or administrative authority under Environmental Laws, including without limitation, the United States Environmental Protection Agency.

(ii)                “Environmental Conditions” shall mean any violation of any Environmental Laws, including, without limitation, those resulting from environmental contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Materials into, onto or under, the surface water, groundwater, surface or subsurface strata, sediment, other geologic media, air and land.

(iii)               “Environmental Laws” shall mean all applicable federal, regional, state, county or local laws, statutes, ordinances, rules, regulations, codes, orders, decrees, directives and judgments relating to health or safety pollution, damage to or protection of the environment and natural resources, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials. Environmental Laws shall include, but are not limited to, the following laws, and the regulations promulgated thereunder, as the same may be amended from time to time: the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601, et seq.) (“CERCLA”); the Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq.) (“RCRA”); the Clean Air Act (42 U.S.C. 7401, et seq.); and the Clean Water Act (33 U.S.C. 1251, et seq.); the Toxic Substances Control Act, 15 U.S.C. §§ 2601 2629; and ISRA.

(iv)               “Environmental Permits” shall mean all Permits required under or issued pursuant to Environmental Laws.

(v)                “Facilities” means shall mean, with respect to any Person, any plants, offices, land, manufacturing or other facilities currently owned, operated, leased, managed, used, controlled or occupied by such Person and “Former Facilities” shall mean, with respect to any Person, any plants, offices, land, manufacturing or other facilities formerly owned, operated, leased, managed, used, controlled or occupied by such Person.

(vi)               “Hazardous Materials” shall mean any substance, material or waste and any pollutant or contaminant, that is toxic, hazardous, infectious, explosive, corrosive, flammable or radioactive, or that is defined, listed, included, deemed to be hazardous or regulated as such under any Environmental Laws, including without limitation, petroleum (and derivatives thereof), polychlorinated biphenyls, asbestos and asbestos containing materials and urea formaldehyde.

(vii)             “Release” shall mean any intentional or unintentional release, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping into the environment.

(b)       Except as set forth in Schedule 2.21 of the Company Disclosure Schedules:

(i)                  The Company has made available to the Purchaser for review all material documents, including without limitation, reports, evaluations, audits and assessments, in their respective possession, custody or control, concerning any Hazardous Materials (or the lack thereof), Environmental Condition (or the lack thereof) and compliance with Environmental Laws respecting the Company, the Subsidiaries, the Business, the Facility or any of the Former Facilities.

(ii)                 The Company and each Subsidiary possess all Environmental Permits in order to conduct the Business and to operate the Facility as they are now being conducted and operated. The Company has delivered or made available to the Purchaser a true and complete copy of each Environmental Permit issued to the Company or any Subsidiary and represents that each such Environmental Permit is (and will be on the Closing Date) in full force and effect. The Company and the Subsidiaries (as applicable) are in compliance in all material respects with such Environmental Permits. The Company shall have taken reasonable actions to renew any such expiring Environmental Permits before the Closing Date or cooperate with Purchaser to transfer such Environmental Permits as necessary to allow the Purchaser to continue the Business and to occupy, use and operate the Facility as it currently being operated without material interruption after the Closing Date.

(iii)               The Company, the Subsidiaries, the Business and the Facility are, and at all times during the last three (3) years have been, in compliance with all Environmental Laws applicable to the Company, the Subsidiaries, the Business, the Former Facilities (for which the Company or any Subsidiary could be liable) or the Facility.

(iv)               None of the Company Parties nor any of the Subsidiaries has received any written notice that the Company, the Subsidiaries, the Facility or any of the Former Facilities (for which the Company could be liable): (1) is in violation of the requirements of any Environmental Laws; (2) is the subject of any suit, claim, proceeding, demand, order, investigation or request or demand for information arising under any Environmental Laws; (3) has actual or potential liability under any Environmental Laws, including without limitation, CERCLA, RCRA or any comparable state or local Environmental Laws; or (4) has been subject to or has caused a Release of Hazardous Materials that will or could reasonably be expected to result in a liability to the Company in excess of $50,000.

(v)               There are no Environmental Conditions or other facts, circumstances or activities arising out of or relating to the Company, the Subsidiaries, the Business, or the use, operation or occupancy by the Company or the Subsidiaries of the Facility or any of the Former Facilities that result or reasonably could be expected to result in material liability owed by the Company or any Subsidiary, either to any Governmental Body, including any Environmental Authority, or third parties, for damages (whether to person, property or natural resources), cleanup costs or remedial costs of any kind.

(vi)               No Governmental Body, including without limitation any Environmental Authority, has obtained or asserted any Liens upon the Facility or any other property of the Company or any Subsidiary or any of the Former Facilities as a result of any Release, use or cleanup of any Hazardous Material for which the Company or any Subsidiary is legally responsible, nor, to the knowledge of the Company, has any such Release, use or cleanup occurred which could result in the assertion or creation of such Liens.

(vii)              Neither the Company nor any Subsidiary has transported for storage, treatment or disposal, by contract, agreement or otherwise, or arranged for the transportation, storage, treatment or disposal, of any Hazardous Material at or to any location including, without limitation, any location used for the treatment, storage or disposal of Hazardous Materials.

2.22           Product Defects. There are no defects in the design, construction or manufacture of the products currently sold by the Company and the Subsidiaries, which would materially and adversely affect the performance and quality of such products. The design, specifications, drawings and blueprints (the “Specifications”) describing the products marketed and sold by the Company and the Subsidiaries, are sufficient to permit their manufacture, quality control and assurance by the Company and the Subsidiaries. To the Company’s knowledge, the Specifications and their usage by the Company and the Subsidiaries do not infringe upon the rights of any third party, entity or firm. There is no ongoing or, to the knowledge of the Company, threatened legal proceeding or outstanding warranty claim with respect to the Company, any Subsidiary or the Business that evidences a repeated pattern of product failure, product liability or product recall claims that has resulted in or would reasonably be expected to result in any material liability of or regulatory action against the Company, any Subsidiary or the Business; and neither the Company nor any Subsidiary has received any written notice from any Governmental Body of a recall of any products or product lines.

2.23          Customers and Suppliers. Schedule 2.23 of the Company Disclosure Schedules lists: (i) the top 10 customers (including distributors) of the Company and the Subsidiaries, collectively (determined on the basis of aggregate revenues thereof, taken as a whole, for the fiscal year ended December 31, 2021) and the dollar amount of such revenues generated for the fiscal year ended December 31, 2021; and (ii) the top five suppliers of the Company and the Subsidiaries, collectively (determined on the basis of aggregate cost of items purchased, taken as a whole, for the fiscal year ended December 31, 2021) and each supplier (regardless of the aggregate price of items purchased) that is the sole supplier of any material product or service to the Company or any Subsidiary and the total dollar amount of such purchases for the fiscal year ended December 31, 2021. Except as set forth on Schedule 2.23 of the Company Disclosure Schedules: (i) no such customer or supplier has ceased to do business with the Company or any Subsidiary; (ii) no such customer or supplier has threatened to cancel or otherwise terminate its relationship with the Company or any Subsidiary; (iii) no such supplier has decreased, limited or otherwise modified or threatened to decrease, limit or otherwise modify, the services or supply of any materials it provides to the Company or any Subsidiary; and (iv) the consummation of the transactions contemplated hereby and by the Transaction Documents are not reasonably expected to materially adversely affect any of such relationships. Since December 31, 2021, no such customer has made a material change in the allocation of its business to the Company or any Subsidiary or has reduced the volume of its business with the Company or any Subsidiary.

2.24           Bank Accounts. Set forth in Schedule 2.24 of the Company Disclosure Schedules lists all bank accounts maintained in the name of the Company or any Subsidiary and the names and titles of persons having a power to sign on behalf of the Company or any Subsidiary with respect to each such account. At the Closing, the Company shall deliver to the Purchaser copies of all signature or authorization cards and corporate resolutions pertaining to all such accounts.

2.25           Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Subsidiary.

2.26           Disclosure. No representation or warranty contained in this Article II (including, the Company Disclosure Schedules) and Article III below contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

2.27           No Other Representations. Except for the representations and warranties contained in this Article II (including, the Company Disclosure Schedules) and Article III below, none of the Shareholders, the Company, any of their respective directors, officers, employees, members, agents, Affiliates or representatives, or any other Person, has made or shall be deemed to have made any representation or warranty to the Purchaser, express or implied, at law or in equity, with respect to the Shareholders or the Company or the execution and delivery of this Agreement or the transactions contemplated hereunder. All references in this Article II and Article III below to materials being “made available” or “furnished” by the Company, any of its Subsidiaries or the Shareholders means documents posted and accessible to Purchaser Parties and its advisors in the LaunchPad electronic data room hosted by Datasite no less than one (1) business day prior to the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SHAREHOLDERS

Each Shareholder hereby severally (and not jointly with any other Shareholder) represents and warrants to the Purchaser and Parent as to such Shareholder’s own affairs that:

3.1             Authorization.

(a)               In the case of any Shareholder that is a partnership, limited liability company, corporation or other entity or trust (hereinafter referred to, collectively, as the “Entity Shareholders” and each, individually, as an “Entity Shareholder”), such Entity Shareholder is duly organized and validly existing under the laws of its jurisdiction of formation. Each Shareholder has the requisite legal capacity, power and authority (including in the case of any Entity Shareholder, the full power and authority under its governing documentation) and, in the case of any Shareholder that is a natural person, is competent, to own its Shares and to execute and deliver this Agreement and the other Transaction Documents to which such Shareholder is a party and to perform such Shareholder’s covenants and agreements hereunder and thereunder. Each Entity Shareholder is duly qualified in each other jurisdiction in which its ownership of its Shares or the performance of its obligations under this Agreement or the other Transaction Documents to which it is a party requires such qualification.

(b)               The execution and delivery by such Shareholder of this Agreement and the other Transaction Documents to which such Shareholder is a party, the performance by such Shareholder of its covenants and agreements hereunder and thereunder and the consummation by such Shareholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Shareholder (including, in the case of any Entity Shareholder, all necessary partnership, limited liability company, corporate or trust action and all approvals of this Agreement by any trustee, any beneficiary, equity holder or member of its board of directors (or an equivalent governing body) as the case may be). In the case of any Entity Shareholder, the Person executing this Agreement and the other Transaction Documents to which such Entity Shareholder is a party on behalf of such Entity Shareholder is authorized to act on behalf of such Entity Shareholder. When executed and delivered by such Shareholder, this Agreement and the other Transaction Documents to which such Shareholder is a party shall constitute the valid and legally binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors’ rights and remedies and by limitations on the availability of equitable remedies.

3.2             Conflicts. Neither the execution and delivery of this Agreement and the other Transaction Documents to which such Shareholder is a party, nor the consummation of the transactions contemplated herein or therein, will violate any provision of (in the case of any Entity Shareholder) its governing documentation, or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or Governmental Body binding upon such Shareholder or his, her or its Shares, or conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation or imposition of any Lien of any nature pursuant to the terms of any contract or agreement to which such Shareholder is a party or by which such Shareholder or any of his, her or its assets and properties is bound. No consent, approval, order, notice to or other authorization of any Governmental Body, or of any other third party is required in connection with such Shareholder’s execution and delivery of, or his, her or its performance of the obligations under, this Agreement or any other Transaction Documents to which such Shareholder is a party.

3.3             Title to Shares.

(a)               Such Shareholder holds all legal and beneficial right, title and interest in and to its, his or her Shares, as specified on Annex A, free and clear of all Liens. Such Shareholder has the right to sell, assign, convey and transfer such Shares to the Purchaser at the Closing pursuant to this Agreement, and such transfer will pass good and marketable title to such Shares, free and clear of all Liens.

(b)               There are no subscriptions, warrants, options, calls, commitments by or agreements to which such Shareholder is a party or by which such Shareholder is bound relating to the subscription, purchase, assignment or conveyance of such Shareholder’s Shares or any other shares of capital stock of the Company or any Subsidiary or rights to acquire, or payments in respect of, such Shareholder’s Shares; and other than the Voting Agreement, such Shareholder is not a party to any agreement, whether written or oral, relating to the voting or control of any shares of capital stock of the Company or any Subsidiary.

3.4             Reserved.

3.5             Litigation. There are no actions, suits, proceedings, orders or investigations pending, threatened in writing or, to such Shareholder’s knowledge, orally threatened, against such Shareholder, at law or in equity, or before or by any Governmental Body which would adversely affect such Shareholder’s performance under this Agreement or any of the other Transaction Documents to which such Shareholder is a party or the consummation of the transactions contemplated hereby or thereby.

3.6             Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

3.7             Investment Representations.

(a)               This Agreement is made in reliance upon such Shareholder’s representation to the Purchaser Parties, which by its acceptance hereof such Shareholder hereby confirms, that the Stock Consideration to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control.

(b)               Such Shareholder understands that none of the shares of Renovare Common Stock comprising the Stock Consideration are registered under the Securities Act, on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D of the Securities Act, and that the Purchaser Parties’ reliance on such exemption is predicated on such Shareholder’s representations set forth herein.

(c)               Such Shareholder understands that the Stock Consideration is considered “restricted securities” pursuant to Rule 144 under the Securities Act and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Stock Consideration or an available exemption from registration under the Securities Act, the Stock Consideration must be held indefinitely. In particular, such Shareholder is aware that the Stock Consideration may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of the applicable rules are met. Among the conditions for use of Rule 144 is the availability of current information to the public about Renovare. Such Shareholder represents that it will sell, transfer, or otherwise dispose of the Stock Consideration only in a manner consistent with its representations set forth herein.

(d)               Such Shareholder agrees that in no event will it make a transfer or disposition of any of the Stock Consideration, prior to registration under the Securities Act of the shares of Renovare Common Stock comprising such Stock Consideration as described herein, unless and until (i)  such Shareholder shall have notified Renovare of the proposed disposition and (ii) if requested by Renovare or Renovare’s transfer agent, at the expense of such Shareholder or transferee, such Shareholder shall have furnished to Renovare or Renovare’s transfer agent either (A) an opinion of counsel, reasonably satisfactory to Renovare or Renovare’s transfer agent, to the effect that such transfer may be made without registration under the Securities Act or (B) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto.

(e)               Such Shareholder represents and warrants to Renovare that it is an “accredited investor” within the meaning of Commission Rule 501 of Regulation D.

(f)                Such Shareholder acknowledges that it is not acquiring the Stock Consideration as a result of “general solicitation” or “general advertising” (as such terms are used in Regulation D under the Securities Act), including without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio or television or on the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(g)               Such Shareholder acknowledges that the certificates (or book-entry) representing the Stock Consideration will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER PARTIES

The Purchaser Parties hereby jointly and severally, represent, warrant and covenant to the Shareholders that:

4.1             Organization

(a)               The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to acquire the Shares and to perform all of its other obligations under this Agreement and the other Transaction Documents to which it is a party. The Purchaser is duly qualified and in good standing in each other jurisdiction wherein it is required to be so qualified to consummate the transactions contemplated hereby. The Purchaser has delivered or made available to the Shareholders true, correct and complete copies of its certificate of incorporation and by-laws, in each case together with any amendments thereto (the “Purchaser Charter Documents”), as currently are in effect.

(b)               Renovare is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to acquire the Shares and to perform all of its other obligations under this Agreement and the other Transaction Documents to which it is a party, including the issuance of the Stock Consideration. Renovare is duly qualified and in good standing in each other jurisdiction wherein it is required to be so qualified to consummate the transactions contemplated hereby. Renovare has made available via the Electronic Data Gathering, Analysis and Retrieval System of the United States Securities and Exchange Commission (the “Commission”) true and correct copies of its certificate of incorporation and by-laws, in each case together with any amendments thereto (the “Renovare Charter Documents”), as currently are in effect.

4.2             Authorization. The execution and delivery by each Purchaser Party of this Agreement and the other Transaction Documents to which it is a party, the performance by it of its covenants and agreements hereunder and thereunder, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. When executed and delivered by each Purchaser Party, this Agreement and the other Transaction Documents to which it is a party will constitute the valid and legally binding obligations of such Purchaser Party enforceable against such Purchaser Party in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors’ rights and by limitations on the availability of equitable remedies.

4.3             Conflicts. Neither the execution and delivery of this Agreement and the other Transaction Documents to which any Purchaser Party is a party, nor the consummation of the transactions contemplated herein or therein, assuming the receipt of any requisite stockholder approvals and the approvals of Renovare’s senior lender (the “Renovare Approvals” and each of which will be obtained prior to the Closing) will violate any provision of the certificate of incorporation or by-laws of such Purchaser Party or any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court or Governmental Body, binding upon such Purchaser Party, or conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation or imposition of any Lien of any nature pursuant to the terms of any contract or agreement to which any Purchaser Party is a party or by which any Purchaser Party or any of such Purchaser Party’s assets and properties is bound. Other than the Renovare Approvals, no consent, approval, order, notice to or other authorization of any Governmental Body, or of any other third parties are required in connection with each Purchaser Party’s execution and delivery of, or its performance of the obligations under, this Agreement or any other Transaction Documents to which such Purchaser Party is a party which will not be obtained prior to Closing.

4.4             Capitalization. The authorized capital stock of Renovare and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding shares of Renovare Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Commission Documents, no shares of Renovare Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which Renovare is or may become bound to issue additional shares of the capital stock of Renovare or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of Renovare other than those issued or granted in the ordinary course of business pursuant to Renovare’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by Renovare to sell restricted securities, none of the Purchaser Parties is a party to any agreement restricting the voting or transfer of any outstanding shares of the capital stock of Renovare. For purposes of this Agreement, “Commission Documents” means all publicly available forms, reports, statements, certificates and other documents filed with or furnished to the Commission by Renovare since January 1, 2019 (excluding any disclosures set forth in any section of a Commission Document entitled “Risk Factors” or “Forward-Looking Statements” or any other disclosures included in such filings to the extent that they are forward-looking in nature).

4.5             Commission Documents; Financial Statements.

(a)               Each Commission Document filed prior to the date hereof complied, as of its respective date, in all material respects with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Document. Except to the extent that information contained in any of the Commission Documents filed and publicly available prior to the date hereof has been revised or superseded by a Commission Document filed or furnished prior to the date hereof and except to the extent that any information contained in any of the Commission Documents is required to be revised or adjusted, which revision or adjustment, if it were to be made, in respect of such information would cause such information disclosed not to be misleading, none of such Commission Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)               The financial statements of Renovare included in the Commission Documents filed prior to the date hereof complied in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP on a consistent basis during the periods presented and fairly presented in all material respects the financial position of Renovare as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited financial statements, to the absence of footnotes and to year-end adjustments which are immaterial in amount).

4.6             Valid Issuance of Stock Consideration. The shares of Renovare Common Stock being issued hereunder as Stock Consideration, when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of any Liens or restrictions on transfer other than restrictions under this Agreement, the other Transaction Documents, the Renovare Charter Documents and under applicable state and federal securities laws.

4.7             Title. Each of the Purchaser Parties has good and marketable title to all assets, properties and rights used by it in connection with the conduct of its business, and all assets, properties and rights reflected in the Commission Documents. Each of the Purchaser Parties leases or owns all properties and assets necessary for the operation of its business as currently conducted by it, and such assets and properties comprise all of the assets and properties, of every kind and nature, whether tangible or intangible, and wherever located, which are used by each of the Purchaser Parties in the conduct of its respective business as currently conducted by it. None of the Purchaser Parties has received written notice of any violation of, or default under, any law, ordinance, order, regulation, or governmental or contractual requirement relating to any of the Purchaser Parties’ owned or leased properties which remains uncured or has not been dismissed. All of the tangible personal property owned or leased by each of the Purchaser Parties is in good operating condition and repair subject only to ordinary wear and tear, and is suitable for the purposes for which they presently are used.

4.8             Permits; Compliance with Law.

(a)               Each of the Purchaser Parties has all material Permits necessary to enable each of the Purchaser Parties to carry on its business as currently conducted by it. All such material Permits are in full force and effect. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not adversely affect or otherwise impair the ability of any of the Purchaser Parties to fully to enjoy the benefits of any of material Permits. During the past three (3) years, none of the Purchaser Parties, nor the conduct of their respective businesses nor the products sold in connection therewith, have violated, nor have any of the Purchaser Parties received written notice that any of the Purchaser Parties, the conduct of their respective businesses or the products sold in connection therewith are alleged to have violated, any law, rule, regulation, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Body, binding upon any of the Purchaser Parties.

(b)               Without limiting the generality of the foregoing, during the past three (3) years (i) none of the Purchaser Parties, nor, to the Purchaser’s knowledge, any of their respective directors, officers, agents or Affiliates, have been in violation of any Anti-Corruption Laws or any Export Control Laws; and (ii) neither (A) the Purchaser, Renovare, any of their respective subsidiaries, nor. to the Purchaser’s knowledge. any employee, officer, or director of the Purchaser, Renovare, or any of their respective subsidiaries, nor (B) to the Purchaser’s knowledge, any representative of any of the foregoing, (1) is currently or has been the target of trade sanctions (including by being designated on the list of Specially Designated Nationals and Blocked Persons or on any other sanctions list maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty's Treasury); or (2) has, directly or, to the knowledge of the Purchaser, indirectly, participated in any prohibited or unlawful transaction or dealing involving a person or entity that is the target of U.S., U.K. or EU trade sanctions, or with any person or entity operating, organized, or resident in a country or territory that is the target of U.S., U.K. or EU trade sanctions.

(c)               None of the Purchaser Parties, nor any of their respective directors, officers, employees, agents nor Affiliates, has been, in the past three (3) years, the subject of any investigations, reviews, audits, or inquiries by a Governmental Body related to Anti-Corruption Laws or Export Control Laws, and, to the Purchaser’s knowledge, no investigation review, audit, or inquiry by any Governmental Body with respect to Anti-Corruption Laws or Export Control Laws is pending or threatened.

4.9             Environmental Matters.

(a)       Each of the Purchaser Parties possesses all Environmental Permits in order to conduct its business and to operate its Facilities as they are now being conducted and operated. Each of the Purchaser Parties is in compliance in all material respects with each Environmental Permit issued to such Purchaser Party. The Purchaser Parties shall have taken reasonable actions to renew any such expiring Environmental Permits before the Closing Date.

(b)       Each of the Purchaser Parties, its business and each of its Facilities are, and at all times during the last three (3) years have been, in compliance with all Environmental Laws applicable to any of the Purchaser Parties, their respective businesses, each of their Former Facilities (for which any of the Purchaser Parties could be liable) or each of their Facilities.

(c)       None of the Purchaser Parties nor any of their respective subsidiaries has received any written notice that the Purchaser, Renovare, any of their subsidiaries, each of their Facilities or any of their Former Facilities (for which any of the Purchaser Parties could be liable): (1) is in violation of the requirements of any Environmental Laws; (2) is the subject of any suit, claim, proceeding, demand, order, investigation or request or demand for information arising under any Environmental Laws; (3) has actual or potential liability under any Environmental Laws, including without limitation, CERCLA, RCRA or any comparable state or local Environmental Laws; or (4) has been subject to or has caused a Release of Hazardous Materials that will or could reasonably be expected to result in a liability to any of the Purchaser Parties in excess of $50,000.

(d)       There are no Environmental Conditions or other facts, circumstances or activities arising out of or relating to the Purchaser, Renovare, any of their subsidiaries, their respective businesses, or the use, operation or occupancy by any of the Purchaser Parties or their respective subsidiaries of each of their Current Facilities or any of the Former Facilities that result or reasonably could be expected to result in material liability owed by any of the Purchaser Parties or their subsidiaries, either to any Governmental Body, including any Environmental Authority, or third parties, for damages (whether to person, property or natural resources), cleanup costs or remedial costs of any kind.

(e)       No Governmental Body, including without limitation any Environmental Authority, has obtained or asserted any Liens upon any of the Current Facilities or any other property of any of the Purchaser Parties or any of the Former Facilities of any of the Purchaser Parties as a result of any Release, use or cleanup of any Hazardous Material for which any of the Purchaser Parties is legally responsible, nor, to the knowledge of the Purchaser, has any such Release, use or cleanup occurred which could result in the assertion or creation of such Liens.

(f)       None of the Purchaser Parties has transported for storage, treatment or disposal, by contract, agreement or otherwise, or arranged for the transportation, storage, treatment or disposal, of any Hazardous Material at or to any location including, without limitation, any location used for the treatment, storage or disposal of Hazardous Materials.

ARTICLE V

PRE-CLOSING COVENANTS

5.1             Governmental Filings. As soon as practicable after the date hereof, the parties shall cooperate in the preparation and filing of all materials necessary or desirable to obtain the approval of the transactions contemplated hereby or the disclaimer of jurisdiction with respect thereto by any Governmental Body that has jurisdiction over the transactions contemplated hereby.

5.2             General Pre-Closing Covenants.

(a)               After the date hereof until the Closing and unless otherwise consented to in writing by the Purchaser, the Company hereby covenants and agrees to and cause each Subsidiary to (and each Shareholder shall cause the Company and each of the Subsidiaries to):

(i)                 operate the Business in the ordinary course of business consistent with past practice;

(ii)                make no purchase, sale, or lease in respect of the Business, except in a manner consistent with prior practice;

(iii)              maintain and preserve the assets, other than inventory sold or used, accounts receivable collected upon, and supplies used, in each case in the ordinary course of business consistent with past practice;

(iv)              (i) preserve the present business organization of the Company and each Subsidiary intact, (ii) keep available the services of the present employees of the Company and each Subsidiary who earn in excess of $75,000, and (iii) preserve its present relationships with entities or persons having material business dealings with the Company and each Subsidiary in the Business;

(v)               maintain its books and records in accordance with good business practices, on a basis consistent with prior practice, and with respect to all financial records in accordance with GAAP;

(vi)               bill and collect for products sold or services rendered and pay accounts payable in connection with the Business, on a basis consistent with past practice;

(vii)              comply (i) in all material respects with all laws, rules, regulations, statutes, ordinances and (ii) in all respects with all judgments, writs, injunctions, decrees, determinations, awards, and other orders, in each case of every Governmental Body applicable to it and to the conduct of the Business;

(viii)             maintain the amount of insurance coverage provided by (and pay all premiums with respect thereto) all policies of insurance relating to the Business as are presently held in its name and timely renew all such policies or obtain comparable substitute insurance coverage (provided that the Purchaser Parties shall reasonably determine whether any such substitute coverage is comparable);

(ix)                not make any loans or advances, directly or indirectly, to the Shareholders, or any of them, or any Affiliates thereof, and not make any loans or advances of any part of the assets of the Company and each Subsidiary, directly or indirectly, to any such person or entity;

(x)                except pursuant to the credit facility with Susquehanna Private Equity Investments, LLLP that the Company expects to enter into following the date of this Agreement (the “Credit Facility” and which for purposes of clarity will be repaid in full and terminated at the Closing); provided that notwithstanding anything herein to the contrary, the Company shall not be permitted to incur Indebtedness under the Credit Facility without the prior written consent of the Purchaser Parties if after the incurrence of such Indebtedness the aggregate Required Payment Amount would exceed $5,000,000 , not incur, or agree to incur, any Indebtedness, or issue any bond, debenture, note, or similar obligation;

(xi)               not, other than in connection with the Credit Facility on the terms and conditions set forth herein, mortgage, pledge, or subject to Lien (other than Permitted Liens) any of the assets of the Company and each Subsidiary;

(xii)               not guarantee or otherwise take any affirmative action to become liable for any Indebtedness or liability of any person, firm, corporation or other entity;

(xiii)              not make any change adverse to it in the terms of any Material Contract or terminate or waive any rights under a Material Contract;

(xiv)            not waive, cancel, sell, or otherwise dispose of, for less than the face value thereof, any claim or right it has against others, except with respect to accounts receivable discounted in the ordinary course of business or claims with a face value of less than $25,000;

(xv)              not take any action described in Section 2.7(viii), or other than as required by a written agreement or written Benefit Plan; and

(xvi)             not amend, modify, supplement, or in any way change any Benefit Plans, other than as required by applicable law.

(b)               After the date hereof until the Closing and unless otherwise consented to in writing by the Shareholders Representatives each of the Purchaser Parties hereby covenants and agrees to use commercially reasonable efforts to:

(i)                 maintain and preserve the assets of the Purchaser Parties, other than inventory sold or used, accounts receivable collected upon, and supplies used, in each case in the ordinary course of business consistent with past practice;

(ii)              preserve the present business organization of the Purchaser and Renovare intact;

(iii)            cause the Renovare Common Stock to continue to be registered as a class of securities under Section 12(b) or 12(g) of the Exchange Act, comply with its reporting and filing obligations under the Exchange Act, and not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein, including, without limitation, Renovare filing all reports, schedules, registrations, forms, statements, information and other documents required to be filed by Renovare with the Commission pursuant to the Exchange Act, in each case within the time periods required by the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act);

(iv)             not incur, or agree to incur, any indebtedness for money borrowed in excess of $500,000 (other than in connection with a convertible debt financing which Renovare is currently negotiating in which the aggregate principal amount of such indebtedness will not exceed $5,000,000 (the “Renovare Convertible Debt Financing”); and

(v)               not guarantee or otherwise take any affirmative action to become liable for any Indebtedness or liability of any person, firm, corporation or other entity.

5.3             Capitalization.

(a)               The Company hereby covenants and agrees (and the Shareholders shall cause the Company and each Subsidiary to comply with this Section 5.3) that, except as consented to in writing by the Purchaser, from and after the date of this Agreement and until the Closing:

(i)                 no change shall be made in the Organization Documents;

(ii)              neither the Company nor any Subsidiary shall: (w) issue, grant, sell or encumber any shares of its capital stock, (x) issue, grant, sell or encumber any security, option, warrant, put, call subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock or other equity interests of the Company or any Subsidiary, (y) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (w) or (x) of this sub-paragraph (ii), or (z) make any other changes in its capital structure;

(iii)            no dividends or other distributions of cash and/or other property shall be declared or paid to the Shareholders other than salary and reimbursement of expenses in the ordinary course of business; and

(iv)             neither the Company nor any Subsidiary shall split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, securities, indebtedness, rights or property or any combination thereof) in respect of any shares of its capital stock or other equity interests, or redeem or otherwise acquire any shares of the capital stock or other equity interests.

(b)               The Purchaser Parties hereby covenant and agree that, except for Excluded Issuances or as consented to in writing by the Shareholders Representatives, from and after the date of this Agreement and until the Closing:

(i)                 no change shall be made in the Purchaser Charter Documents or the Renovare Charter Documents;

(ii)               Renovare shall not: (w) issue, grant, sell or encumber any shares of its capital stock, (x) issue, grant, sell or encumber any security, option, warrant, put, call subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock or other equity interests of Renovare, (y) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (w) or (x) of this sub-paragraph (ii), or (z) make any other changes in its capital structure; and

(iii)               Renovare shall not split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, securities, indebtedness, rights or property or any combination thereof) in respect of any shares of its capital stock or other equity interests, or redeem or otherwise acquire any shares of the capital stock or other equity interests.

“Excluded Issuances” means (i) the grant of stock-based awards pursuant to Renovare’s 2015 Equity Incentive Plan and 2017 Executive Equity Incentive Plan from unallocated shares of Renovare Common Stock reserved for issuance under such incentive plans as of the date of this Agreement, (ii) the issuance of shares of Renovare Common Stock or any other equity securities of Renovare upon the conversion, exchange or exercise of any options, warrants or other securities convertible or exchangeable into or exercisable for any securities of Renovare, including, without limitation, any shares of Renovare Common Stock issuable upon the conversion of any shares of Renovare preferred stock, (iii) debt securities or any equity securities issuable upon the conversion of any debt securities issued in the Renovare Convertible Debt Financing, (iv) the issuance of any equity securities of Renovare in an equity financing transaction so long as the aggregate amount receivable by Renovare in such equity financing does not exceed $5,000,000, (v) the equity financing described in Section 9.11 as a condition to the consummation of the transactions contemplated hereunder, (vi) the reverse stock split of Renovare Common Stock to be effectuated by Renovare after the execution and delivery of this Agreement, (vii) shares of Renovare Common Stock or securities convertible into or exercisable or exchangeable for securities of Renovare issued to banks, lessors or other persons pursuant to a debt financing or leasing or other similar transactions, (viii) shares of Renovare Common Stock or securities convertible into or exercisable or exchangeable for securities of Renovare issued pursuant to the acquisition of another corporation, entity or business by (a) merger, (b) purchase of substantially all of such entity’s assets (c) purchase of all of such entity’s equity securities or (d) other reorganization, (ix) shares of Renovare Common Stock or securities convertible into or exercisable or exchangeable for securities of Renovare issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships and (x) shares of Renovare Common Stock or securities convertible into or exercisable or exchangeable for securities of Renovare issued to suppliers, vendors or third party service providers in connection with the provision of goods or services.

5.4             Due Diligence; Environmental Assessments. The Company Parties shall, from the date hereof, afford the Purchaser and its officers, employees, accountants, counsel and other authorized representatives, reasonable access, upon prior notice and during ordinary business hours, to the Company’s and any Subsidiary’s facilities, properties, and books and records (including financial data) and, prior to Closing, shall use their commercially reasonable efforts to cause their representatives to furnish to the Purchaser Parties such additional financial and operating data and other information as to the Business and the Company’s and any Subsidiary’s assets and properties as the Purchaser Parties may from time to time reasonably request. In connection with such activities, the Company shall make its and its Subsidiaries’ key employees and (at such times as shall be approved by the Company in its reasonable discretion) suppliers and customers available to meet the Purchaser Parties and such representatives of the Purchaser as shall be selected by the Purchaser Parties. Unless otherwise reasonably determined by the Purchaser after its review of a Phase 1 Environmental Site Assessment, no invasive, destructive or physical sampling of any real property may occur except as approved in writing by the Company in its sole discretion.

5.5             Notification of Certain Matters.

(a)               Between the date hereof and the Closing, (a) each Company Party and (b) each of the Purchaser Parties (the “Notifying Party”) shall give prompt written notice to the Purchaser Parties or the Company and the Shareholders Representatives, respectively (the “Notified Party”), of: (i) the occurrence, or failure to occur, of any event, which occurrence or failure would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate from the date hereof to the Closing, (ii) any notice or other communication from any person or entity received by the Notifying Party alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement, (iii) any notice or other communication from any Governmental Body received by the Notifying Party in connection with the transactions contemplated by this Agreement, (iv) any actions, suits, claims, investigations or proceedings commenced or, to the Notifying Party’s knowledge, threatened against such Notifying Party (with respect to the Shareholders only, such actions, suits, claims, investigations or proceedings relating to the transactions contemplated by this Agreement or that could affect the Shareholder’s ability to consummate the transactions contemplated by this Agreement), and (v) any failure of the Notifying Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any of them hereunder.

(b)               (i) The Company Parties shall notify the Purchaser Parties of any emergency or other change in the normal course of business or in the operation of the Company or any Subsidiary and of any governmental complaints, investigations or hearings (or communications indicating that the same maybe contemplated) or adjudicatory proceedings involving the Company or any Subsidiary or any Shares, and shall keep the Purchaser fully informed of such events and permit the representatives of the Purchaser access to all materials prepared in connection therewith. (ii) The Purchaser Parties shall notify the Company Parties of any emergency or other change in the normal course of business or in the operation of the Purchaser or Renovare and of any governmental complaints, investigations or hearings (or communications indicating that the same maybe contemplated) or adjudicatory proceedings involving the Purchaser or Renovare, and shall keep the Company Parties fully informed of such events and permit the representatives of the Company Parties access to all materials prepared in connection therewith; provided that neither Renovare nor the Purchaser shall be required to disclose any such information if the disclosure of such information is prohibited by securities exchange rules.

(c)               The giving of any such notice under this Section 5.5 shall in no way change or modify the representations and warranties of the Company Parties or the Purchaser Parties (as applicable), or the conditions to the obligations of the Purchaser Parties or the Company Parties (as applicable) contained herein or otherwise affect the remedies available to the Purchaser, the Company or the Shareholders (as applicable) hereunder.

5.6             Forbearance.

(a)               Until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company Parties, and each of them, agree that, from and after the date hereof, none of them shall, and they shall not permit any officers, directors, employees, Affiliates, agents or representatives thereof to, directly or indirectly, solicit, initiate, support or encourage (including by way of furnishing information or assistance), any inquiries with respect to a potential or actual Alternative Transaction (as hereinafter defined) or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Alternative Transaction, or enter into, maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or any Alternative Transaction, or cause or allow the Company to agree to endorse or support any Alternative Transaction. In addition, each of the Company Parties shall and shall cause their respective officers, directors, employees, Affiliates, agents and representatives (including, without limitation, their respective consultants, attorneys, accountants and other advisors) to, immediately cease any existing discussions or negotiations with any person or entity (other than the Purchaser, its Affiliates and their respective agents and representatives) conducted heretofore with respect to any Alternative Transaction. The term “Alternative Transaction” shall mean any of the following involving the Company or any Subsidiary or their respective Affiliates (other than those involving the Purchaser Parties, their Affiliates and its representatives): (i) a merger, consolidation, share exchange or other business combination, reorganization, recapitalization or other similar transaction involving the Company or any Subsidiary; (ii) any direct or indirect sale, lease, exchange, transfer or other similar disposition of any material portion of the Company’s or any Subsidiary’s assets other than in the ordinary course of business; (iii) any proposal or offer to acquire any of the Company’s or any Subsidiary’s outstanding equity securities (other than issuance of equity securities pursuant to equity awards previously granted or made to current or former employees of or service providers to the Company); or (iv) the announcement of an intention to do, or any agreement to engage in, any of the foregoing.

(b)               From and after the date hereof and until the Closing, none of the Shareholders shall sell, transfer or in any manner convey, or grant, or agree to grant, any option or other right to acquire any of their respective Shares nor permit any Liens to be placed on such Shares nor subject any of such Shares to any voting agreements or proxies except as described in the Voting Agreement (which shall be terminated at and concurrently with Closing ) or as expressly permitted or required by this Agreement. The Company Parties shall promptly notify the Purchaser Parties in the event that any proposal, offer, contact, or inquiry is made by a third party regarding any Alternative Transaction.

5.7             Reserved.

5.8             Pay-Off Statements. As promptly as practicable after the date hereof, the Company Parties shall furnish to the Purchaser Parties all information necessary for the Purchaser to conduct judgment, Tax and Lien searches of applicable public records (including, as applicable, state and county records) relative to the Company and each Subsidiary, in each jurisdiction in which the Company and each Subsidiary is organized or maintains its principal place of business. Prior to the Closing, the Company Parties shall have delivered all evidence reasonably requested by the Purchaser Parties to the effect that any and all Liens (other than Permitted Liens) against the Company and each Subsidiary or any of their respective assets and all Indebtedness has been satisfied and discharged.

5.9             Employment Agreements. As promptly as practicable after the date hereof, on behalf of the Purchaser, the Company shall submit to and offer at Closing to execute with each employee of the Company or any Subsidiary that Renovare desires to employ after Closing an employment agreement in the form approved by the Purchaser.

5.10           Renovare Stockholder Approval.

(a)               Renovare agrees to use commercially reasonable efforts to call and hold a meeting of the stockholders of Renovare to obtain the Renovare Stockholder Approval (the “Renovare Stockholder Meeting”). As promptly as practicable after the date of receipt of the Audited Financial Statements and Quarterly Financial Statements, if applicable. Renovare shall prepare and file with the Commission a proxy statement relating to the Renovare Stockholder Meeting to obtain the Renovare Stockholder Approval (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Each of the parties shall reasonably cooperate with the other party and furnish, and cause its representatives to furnish all information concerning itself, to the other parties as the other parties may reasonably request in connection with such actions and the preparation of the Proxy Statement.

(b)               The Company Parties acknowledge that Renovare may seek the Renovare Stockholder Approval for all of the transactions contemplated in this Agreement including, but not limited to the equity financing requirement described in Section 9.11 herein. If the Renovare Stockholder Approval is not obtained at the Renovare Stockholder Meeting, then Renovare will use its commercially reasonable efforts to obtain the Renovare Stockholder Approval at the next occurring annual meeting of the stockholders of Renovare or, if such annual meeting is not scheduled to be held prior to the Outside Date (as defined below), a special meeting of the stockholders of Renovare to be held on or prior to the Outside Date. For purposes of this Agreement, “Renovare Stockholder Approval” means the affirmative vote of a majority of the outstanding Renovare voting capital stock.

(c)               Renovare shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Renovare’s stockholders as promptly as practicable after the Proxy Statement has been filed with the Commission and either (i) the Commission has indicated that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed or (ii) at least ten (10) days shall have passed since the Proxy Statement was filed with the Commission without receiving any correspondence from the Commission commenting upon, or indicating that it intends to review, the Proxy Statement.

(d)               Renovare shall bear the fees and expenses in connection with preparation of the Proxy Statement, solicitation of proxies and the Renovare Stockholder Meeting. If required, Renovare shall retain, and be responsible for the fees and expenses of a proxy solicitor, to be retained in connection with the solicitation of proxies for the Renovare Stockholder Meeting. Renovare shall also be responsible for all filing fees and printing, mailing and other costs incurred in connection with preparation and filing of the Proxy Statement with the Commission and the solicitation of proxies for the Renovare Stockholder Meeting.

5.11           Company Options. The Company shall cause all issued and outstanding options to purchase shares of Common Stock granted pursuant to the Company Stock Plan (as hereinafter defined) (the “Company Options”), at the Closing, to be cancelled and extinguished without any exercise thereof and to cease to exist. The Company Stock Plan shall terminate as of the Closing and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the shares of Common Stock, Series A Preferred Stock, or any securities convertible or exercisable or exchangeable for shares of Common Stock or Series A Preferred Stock, or any other equity interests or similar arrangements shall be cancelled as of the Closing. From and after the Closing, the Company Options shall be deemed to be cancelled, and none of the Purchaser Parties, the Company and their respective Affiliates shall have any liability with respect to such Company Options. The Company shall, prior to the Closing, take all actions, including providing all notices, adopting all resolutions and obtaining all consents, in each case, that are necessary or desirable to effectuate the actions described in Section 5.11 in accordance with and pursuant to the terms of the Company Stock Plan and any applicable agreements evidencing Company Options. ”Company Stock Plan” means the Company’s 2020 Stock Incentive Plan.

5.12           Registration Right. No later than fifteen (15) business days following the Closing Date, Renovare shall file with the Commission a registration statement on Form S-1 (together with any prospectus, prospectus supplement or amendment thereto, the “Registration Statement”), which Registration Statement shall provide for the public resale of the shares of Renovare Common Stock issued at the Closing pursuant to this Agreement (the “Registrable Securities”). Renovare shall use reasonable best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable following the date of its filing. Renovare shall use reasonable best efforts to keep the Registration Statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the earlier of (i) the first anniversary of the effectiveness of the Registration Statement and (ii) the date that all Registrable Securities covered by the Registration Statement shall (A) be disposed of pursuant to the Registration Statement, (B) be eligible for sale pursuant to Rule 144 or Rule 145 under the Securities Act or (C) cease to be outstanding. Prior to filing the Registration Statement or any amendments or supplements thereto, subject to applicable law, Renovare shall furnish to the Shareholders Representatives copies of all documents proposed to be filed with respect to the Registration Statement, and give the Shareholders Representatives a reasonable opportunity to comment on such documents and keep the Shareholders Representatives reasonably informed as to the registration process. Renovare shall not be responsible for (i) any underwriters’, brokers’ or dealers’ discounts or commissions and transfer taxes, if any, relating to the sale of a Shareholder’s Registrable Securities, (ii) any underwriters’, brokers’ or dealers’ expenses, including road show and travel expenses, and (iii) any legal fees or expenses for any Shareholder.

ARTICLE VI

PUBLICITY

Except as contemplated by this Agreement or as otherwise required by law, court order, regulatory authority, stock exchange or court order, no disclosure (whether or not in response to an inquiry) of the existence or subject matter of this Agreement or any other Transaction Document shall be made by any party hereto, whether before or after the Closing, unless approved by the Purchaser, the Company (prior to the Closing) and the Shareholders Representatives (after the Closing in lieu of Company approval), prior to release.

ARTICLE VII

CLOSING

7.1             Time and Place of Closing. The closing (the “Closing”) of the purchase and sale of the Shares as set forth herein shall be held at 10:00 a.m., Eastern time, the date that is five business days of the satisfaction or waiver of the conditions set forth in Article VIII and Article IX (other than such conditions that by their nature are to be satisfied at Closing but subject to the satisfaction or waiver of such conditions), or such other time and date as may be agreed upon by the Purchaser and the Shareholders (the “Closing Date”), at the offices of McCarter & English, LLP, Two Tower Center Blvd., East Brunswick, New Jersey 08816 or such other location as may be agreed upon by the Purchaser Parties and the Shareholder Majority.

7.2             Delivery of Shares. Delivery of the Shares shall be made by the Shareholders to the Purchaser at the Closing by delivering certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), and such other instruments of conveyance and transfer, and such powers of attorney, in form and substance reasonably acceptable to the Purchaser, as shall be effective to vest in the Purchaser all title to or other interest in, the Shares in accordance with the provisions of this Agreement, free and clear of all Liens whatsoever and accompanied by the requisite documentary or stock transfer tax stamps, if any.

7.3             Delivery of Closing Payment. Delivery of the Closing Payment shall be made at the Closing by the Purchaser Parties as set forth in Section 1.2 hereof.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE
SHAREHOLDERS’ OBLIGATIONS_

The obligations of the Shareholders to sell the Shares at the Closing and to consummate the other transactions contemplated by this Agreement are subject to the following conditions precedent, any or all of which may be waived by the Shareholder Majority in their sole discretion:

8.1             Representations; Warranties; Covenants

(a)               The representations and warranties of the Purchaser Parties contained in Article IV hereof shall be true and correct in all material respects as of the date hereof and at and as of the Closing with the same effect as though all such representations and warranties were made at and as of the Closing (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the date of the Closing, as the case may be, and except for changes therein contemplated or permitted by this Agreement); and each of the Purchaser and Renovare shall have delivered to the Shareholders a certificate to that effect, dated the date of the Closing executed by its President or its Secretary.

(b)               The Purchaser Parties shall have complied in all material respects with all of their respective covenants contained in this Agreement at or prior to the Closing, and each of the Purchaser and Renovare shall have delivered to the Shareholders a certificate to that effect, dated the date of the Closing executed by its President or its Secretary.

8.2             Certified Resolutions. The Shareholders shall have received a certificate of the Secretary of each of the Purchaser and Renovare, in form and substance reasonably satisfactory to the Shareholders Representatives, with respect to the authorization by each of the Purchaser’s and Renovare boards of directors of this Agreement, the other Transaction Documents to which such entity is a party and the consummation of the transactions contemplated hereby.

8.3             Escrow Agreement. The Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement.

8.4             Litigation. No (a) action, suit or proceeding against any of the Company Parties, or the Purchaser Parties which prohibits, restrains or delays (or has the effect of restraining or prohibiting) the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents or (b) governmental action seeking to delay or enjoin any such transactions shall, in each case, be pending or threatened.

8.5             No Suspension or Delisting. Trading in the Renovare Common Stock shall not have been suspended by the Commission, The Nasdaq Capital Market (the “Trading Market”) or the Financial Industry Regulatory Authority, Renovare shall not have received any final and non-appealable notice that the listing or quotation of the Renovare Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Renovare Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Renovare Common Stock, electronic trading or book-entry services by VStock Transfer, LLC (the “Transfer Agent”) with respect to the Renovare Common Stock that is continuing, Renovare shall not have received any notice from the Transfer Agent to the effect that a suspension of, or restriction on, accepting additional deposits of the Renovare Common Stock, electronic trading or book-entry services by the Transfer Agent with respect to the Renovare Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, the Transfer Agent shall have notified Renovare in writing that the Transfer Agent has determined not to impose any such suspension or restriction). For purposes of this Agreement, “Eligible Market” means the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, or the OTCQX Best Market or OTCQB Venture Market operated by OTC Markets Group Inc. (or any nationally recognized successor to any of the foregoing).

8.6             Board Composition. Renovare shall have caused the appointment of two natural persons designated by the Shareholder Majority to the board of directors of Renovare.

8.7             Renovare Stockholder Approval. Prior to the Closing, the Renovare Stockholder Approval shall have been obtained.

8.8             Other Certificates. The Shareholders shall have received such additional certificates, instruments and other documents, in form and substance reasonably satisfactory to the Shareholder Majority and counsel for the Shareholders, as the Shareholder Majority shall have reasonably requested in connection with the transactions contemplated hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO
THE PURCHASER PARTIES’ OBLIGATIONS

The obligations of the Purchaser Parties to purchase the Shares, deliver the Purchase Price, and to consummate the other transactions contemplated by this Agreement are subject to the following conditions precedent, any or all of which may be waived by the Purchaser Parties in their sole discretion:

9.1             Irish Subsidiary Actions. Prior to the Closing, the Company shall take (and shall cause Harp Renewables Limited, a company incorporated under the laws of Ireland (registered number 526572) and having its registered office at Brownstown, Kentstown, Navan, Co. Meath, Ireland and a wholly-owned subsidiary of the Company (“HRP”) to take) each of the following actions prior to the Closing:

(a)               File all documents (each of which shall be in a form reasonably satisfactory to the Purchaser Parties) with the Irish Companies Registration Office (the “CRO”) and the central register of beneficial ownership (the “RBO”) to update the share capital of HRP;

(b)               An acknowledgment (in a form reasonably satisfactory to the Purchase Parties) whereby any former equity holder of HRP acknowledges that it holds no equity securities of HRP, securities convertible into or exercisable or exchangeable for equity securities of HRP and that it has no rights to receive any equity securities of HRP; and

(c)               An amended and restated lease agreement with Shane Finnegan for HRP’s lease and use of the real property located at Veldonstown, Kentstown, County Meath, C15 EE05, Ireland.

9.2             Representations; Warranties; Covenants.

(a)               The representations and warranties of the Company and the Shareholders contained under Article II and Article III hereof, respectively, shall be true and correct in all material respects at and as of the Closing with the same effect as though all such representations and warranties were made at and as of the Closing (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the date of the Closing, as the case may be, and except for changes therein contemplated or permitted by this Agreement); and the Company and each Shareholder shall have delivered to the Purchaser an executed certificate to that effect, dated the date of the Closing.

(b)               The Company and the Shareholders shall have complied in all material respects with all of their respective covenants contained in this Agreement at or prior to the Closing (except that the materiality qualifier shall not apply to the satisfaction of all outstanding Indebtedness), and the Company and each Shareholder shall have delivered to the Purchaser an executed certificate to that effect dated as of the date of the Closing.

9.3             Certified Resolutions. The Purchaser shall have received a certificate of the Secretary of the Company, in form and substance reasonably satisfactory to the Purchaser with respect to the authorization by its board of directors and the Shareholders of this Agreement, the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby.

9.4             Escrow Agreement. The Shareholders Representatives and the Escrow Agent shall have executed and delivered the Escrow Agreement.

9.5             Material Adverse Effect. There shall not have occurred any event, occurrence of change that has had, or would reasonably be expected to have, a Material Adverse Effect.

9.6             Funds Flow. At least three (3) business days prior to the Closing Date, a funds flow prepared in good faith by the Company and the Shareholders setting forth, in reasonable detail, (i) the Required Payment Amount, (ii) an update to Annex A (setting forth a revised Allocated Share after taking into account the Required Payment Amount) and (iii) payment instructions with respect to each of the cash payments set forth therein (the “Funds Flow”).

9.7             Resignations; Releases. The Company Parties shall have delivered to the Purchaser resignations from all directors and officers of the Company and each Subsidiary (containing therein such releases in a form reasonably satisfactory to the Purchaser).

9.8             Consents. All required notices to, declarations, filings and registrations with, and consents, acknowledgements, approvals, Permits, authorizations and orders and waivers of, (i) any Governmental Body with respect to the transactions contemplated by this Agreement shall have been obtained and (ii) other Person shall have been obtained unless the Purchaser in its sole and absolute discretion waiver such the taking of such action.

9.9             Litigation. No (a) action, suit or proceeding against any Company Party, any Subsidiary or any Purchaser Party relating to the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents or (b) governmental action seeking to delay or enjoin any such transactions shall, in each case, be pending or threatened.

9.10          Due Diligence. If, at any time on or prior to the Outside Date, as a result of its investigations or review of the Shares, the Company, any Subsidiaries, the Business or the assets of the Company or the Subsidiaries (collectively, the “Materials”), the Purchaser Parties determine in their sole and absolute discretion that they are not satisfied with the Materials in any respect, then Purchaser Parties shall have the right to terminate this Agreement by providing written notice to the Company at any time on or prior to the Outside Date, in which event this Agreement shall terminate and be of no further force or effect except as described in Section 10.2.

9.11          Financing. The Purchaser Parties’ obligations to consummate the transactions described herein are contingent on Renovare having consummated one or more transactions to obtain financing in not less than the amount of the Cash Consideration to pay the Purchase Price. Renovare shall use commercially reasonable efforts to obtain such financing. The terms of the financing must be acceptable to and approved by Renovare in its sole and absolute discretion and nothing herein shall require Renovare to accept the terms of any such financing. In the event that Renovare fails to obtain financing on or before the Outside Date, as that term is defined herein, this Agreement shall automatically terminate.

9.12           Termination Agreements. The Company shall or shall cause each of its Subsidiaries to enter into agreements terminating the agreements reasonably requested by the Purchaser in a form reasonably satisfactory to the Purchaser Parties.

9.13           Option Termination Agreement. The Company shall have consummated the transactions described in Section 5.11 and shall have delivered to Purchaser evidence reasonably satisfactory to Purchaser of the consummation of such transactions.

9.14           Other Closing. Concurrently with the Closing, the closing under that certain Agreement for the Purchase and Sale of the Entire Issued Share Capital of Harp Electrical Eng. Limited by and between Shane Finnegan, the Purchaser and the other persons party thereto shall be consummated.

9.15           Renovare Stockholder Approval. Prior to the Closing, the Renovare Stockholder Approval shall have been obtained.

9.16           Other Certificates. The Purchaser shall have received such additional certificates, instruments and other documents, in form and substance reasonably satisfactory to the Purchaser and counsel for the Purchaser, as it shall have reasonably requested in connection with the transactions contemplated hereunder.

ARTICLE X

TERMINATION

10.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)               by the Purchaser in accordance with Section 9.10 or at any time in the event that the Purchaser Parties determine in their sole and absolute discretion that they are not satisfied with the financial statements of the Company and its Subsidiaries on a consolidated basis;

(b)               by the mutual written consent of the Shareholder Majority and the Purchaser Parties;

(c)               automatically as described in Section 9.11;

(d)               by the Shareholder Majority, by written notice to the Purchaser, if: (i) there exists a breach or inaccuracy in any of the representations or warranties made by the Purchaser Parties in this Agreement such that the condition set forth in Section 8.1(a) is not capable of being satisfied; or (ii) any of the Purchaser Parties shall have failed to perform or comply with any of its covenants or agreements contained in this Agreement to be performed by it or complied with by it such that the condition set forth in Section 8.1(b) is not capable of being satisfied and, in the case of clauses (i) and (ii), such breach is incapable of being cured or, if capable of being cured, is not cured by the Purchaser Parties before the earlier of; (x) twenty (20) days after receipt of written notice thereof from the Shareholders or (y) the Outside Date (as defined below);

(e)               by the Purchaser Parties, by written notice to the Shareholders Representatives and the Company, if: (i) there exists a breach or inaccuracy in any of the representations or warranties made by the Company or any Shareholder such that the conditions set forth in Section 9.2(a) is not capable of being satisfied; or (ii) the Company or any Shareholder shall have failed to perform or comply with any of its covenants or agreements contained in this Agreement to be performed by it or complied with by it such that the condition set forth in Section 9.2(b) is not capable of being satisfied and, in the case of clauses (i) and (ii), such breach is incapable of being cured or, if capable of being cured, is not cured by the Company or such Shareholder before the earlier of; (x) twenty (20) days after receipt of written notice thereof from the Purchaser Parties or (y) the Outside Date;

(f)                by the Purchaser Parties, by written notice to the Shareholders Representatives and the Company, or by the Shareholder Majority, by written notice to the Purchaser, if: (i) a permanent injunction is entered, enforced or deemed applicable to this Agreement, which prohibits the consummation of the transactions contemplated hereby and all appeals of such injunction shall have been taken and shall have been unsuccessful; or (ii) any Governmental Body, the consent of which is a condition to the obligation of such party to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeals of such determination shall have been taken and shall have been unsuccessful;

(g)               by the Shareholder Majority, by written notice to the Purchaser, if the Closing shall not have occurred on or prior to June 30, 2022 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(g) shall not be available to the Shareholder Majority if the failure of any Company Party to fulfill any of its obligations or closing conditions under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or before the Outside Date; or

(h)               by the Purchaser Parties, by written notice to the Shareholders Representatives and the Company, if the Closing shall not have occurred on or prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 10.1(h) shall not be available to the Purchaser Parties if the failure of any Purchaser Party to fulfill any of its obligations or closing conditions under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or before the Outside Date.

10.2           Effect of Termination.

(a)               In the event of a termination of this Agreement pursuant to Section 10.1 hereof, all rights of all parties hereto shall cease and terminate; provided that notwithstanding the foregoing (i) the provisions of this Section 10.2 and Article XIII shall survive the termination of this Agreement and continue in full force and effect in accordance with their terms; (ii) the Purchaser Parties shall remain liable for payment of the Termination Fee as provided in Section 10.2(b); and (iii) the termination of this Agreement shall not relieve any party from any liability or Damages arising from a breach of this Agreement prior to its termination, or (A) common law fraud, (B) willful misconduct or (C) intentional breach or misrepresentation (collectively, the “Excluded Claims”).

(b)               In the event that this Agreement is terminated (i) automatically pursuant to Section 10.1(c), (ii) by the Purchaser pursuant to Section 10.1(a), or (iii) by the Shareholder Majority pursuant to Section 10.1(d), then the Purchaser Parties shall promptly, but in no event later than three (3) business days after the date of such termination, pay or cause to be paid to the Company an amount equal to $850,000 (the “Termination Fee”), by wire transfer of immediately available funds to an account designated by the Company. The payment of the Termination Fee shall be deemed to be liquidated damages for any and all Damages of any kind, character or description suffered or incurred by each and any Company Party in connection with this Agreement or the transactions contemplated by this Agreement. The Termination Fee shall not constitute a penalty and shall constitute each Company Party’s and each of their respective Affiliates sole and exclusive remedy for any and all Damages (other than Excluded Claims) related to or arising from the transactions contemplated by this Agreement. Under no circumstances shall the Purchaser Parties be required to pay the Termination Fee on more than one occasion.

ARTICLE XI
ADDITIONAL POST-CLOSING COVENANTS

11.1            Tax Matters.

(a)               Pre-Closing Tax Returns. The Shareholders Representatives shall prepare and file, or cause to be prepared and filed, all Tax Returns of the Company for all Pre-Closing Tax Periods (as hereinafter defined), excluding any Straddle Periods (as hereinafter defined). All such Tax Returns shall be prepared in a manner consistent with past practice of the Company, to the extent consistent with applicable law. The Shareholders Representatives shall provide Purchaser with completed drafts of all such Tax Returns for Purchaser’s review and comment at least 30 days prior to the due date for filing and shall incorporate and reasonable comments of Purchaser thereto.

(b)               Straddle Period Tax Returns. The Purchaser shall prepare and file, or cause to be prepared and filed, all Tax Returns of the Company for all Straddle Periods (the “Straddle Returns”) in accordance with applicable law. All such Tax Returns shall be prepared in a manner consistent with past practice of the Company, to the extent consistent with applicable law. The Purchaser shall provide the Shareholders Representatives with completed drafts of all Straddle Returns for review and comment at least 30 days prior to the due date for filing and shall incorporate any reasonable comments of the Shareholders Representatives thereto. The Shareholders Representatives may deliver a written notice (the “Return Objection Notice”) to the Purchaser no later than ten (10) calendar days following the Shareholders Representatives’ receipt of the applicable Straddle Return (the “Return Dispute Notification Period”) stating and describing in reasonable detail any objections to such Straddle Return (including specific items and numbers that the Shareholders Representatives dispute). If the Shareholders Representatives give the Purchaser a Return Objection Notice within the Return Dispute Notification Period, then the Purchaser and the Shareholders Representatives will attempt in good faith to reach an agreement as to the matter in dispute. If such parties have failed to resolve any such disputed item within five (5) calendar days after receipt of a timely Return Objection Notice, then, at such time, such disputed item shall be submitted to and determined by an impartial firm of independent certified public accountants appointed mutually by Purchaser and the Shareholders Representatives (the “Independent Accounting Firm”). The Independent Accounting Firm will be given reasonable access to all of the records of the Company, the Purchaser, and the Shareholders necessary to resolve any disputed item regarding the Straddle Return and will be instructed to submit its determination in writing with respect to any disputed matters to the Purchaser and the Shareholders Representatives within ten (10) calendar days. The Independent Accounting Firm will address only those items properly disputed in accordance with this Section 11.1(b). The Shareholders Representatives and the Purchaser will be entitled to present any materials they deem appropriate to the Independent Accounting Firm, including a meeting, with all parties present (to the extent such parties desire to be present in such meeting), to discuss their position. The fees and expenses of the Independent Accounting Firm shall be paid by (i) the Shareholders in accordance with their respective Allocated Shares (as set forth in the Funds Flow), in an amount equal to the aggregate amount of such fees and expenses multiplied by a fraction, the numerator of which is the amount in dispute resolved in favor of the Shareholders Representatives and the denominator of which is the total amount in dispute and (ii) the Purchaser, in an amount equal to the remaining fees and expenses. After resolution of such dispute, such Straddle Return shall be final, binding, and conclusive on all parties, absent manifest error or a “determination” pursuant to Section 1313 of the Code.

(c)               Unearned Revenues. Prepaid revenues, deposits or other advance payments received by the Company before Closing (collectively, “Unearned Revenues”) shall be included in the Company’s gross income for federal, state and local income Tax purposes in accordance with applicable provisions of Tax law, whether before or after the Closing Date.

(d)               Consolidated Return Considerations. Purchaser and the Company shall, to the extent permitted or required under applicable law, treat the Closing Date as the last day of the Tax period of the Company for all Tax purposes, and Purchaser shall cause the Company to join Purchaser’s “consolidated group” (as defined in Treasury Regulation Section 1.1502-1(h)) effective on the day after the Closing Date. Purchaser agrees that neither Purchaser, the Company nor their Subsidiaries shall make an election under Treasury Regulation Section 1.1502-76(b)(2)(ii)(D) to ratably allocate items (or make any similar election or ratably allocate items under any corresponding provision of state, local or foreign law).

(e)               Straddle Period Allocations. In the case of any Taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income, receipts, capital or revenues of the Company or any Subsidiary for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time) and the amount of any other Taxes of the Company or any Subsidiary for a Straddle Period which relates to a Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period; provided in each case, however, that all Transaction Expenses shall be treated as arising in the Pre-Closing Tax Period and any transactions not in the ordinary course of business of the Company that occur after the time of the Closing on the Closing Date shall be treated as occurring on the day after the Closing Date.

(f)                Post-Closing Actions. Neither Purchaser nor Company shall (i) except as provided in Section 11.1(b), file, or permit to be filed, or amend or otherwise modify, or permit to be amended or otherwise modified, any Tax Return of the Company for any period beginning prior to the Closing Date; (ii) discuss; correspond; participate in any sponsored voluntary compliance, amnesty, self-correction or similar program; negotiate; or make or initiate any voluntary contact, with any Tax Authority or representative thereof with respect to, or settle with any Tax Authority or representative thereof, any Tax liability of the Company with respect to any period beginning prior to the Closing Date or that may affect the Tax liability of the Shareholders for any period; (iii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency against the Company related to any period beginning prior to the Closing Date; (iv) make any Tax election that has retroactive effect for the Company to any period or portion of any period beginning prior to the Closing Date, or (v) take any action that increases any liability hereunder of any Shareholder for Taxes, in each case without the prior written approval of the Shareholders, which shall not be unreasonably withheld. Neither the Purchaser nor the Company shall make or permit to be made any election under Section 338 of the Code, Section 336(e) of the Code, or any similar provision under state, local, or foreign law with respect to the transactions contemplated by this Agreement.

(g)               Tax Refunds. To the extent that, subsequent to the date hereof, the Purchaser, Company, or any Subsidiary or Affiliate of any of the foregoing receives (i) any refund for the overpayment of Taxes of the Company or any of its Subsidiaries with respect to any Pre-Closing Tax Period or (ii) any credit against Taxes in lieu of refunds described in clause (i), such Tax refund or credit, net of any expenses and additional Taxes incurred with respect to the filing and receipt of such refund or credit (the “Tax Refund”), shall be the property of the Shareholders, and the Purchaser and the Company shall remit, or cause to be remitted, such Tax Refund to each Shareholder in accordance with their Allocated Share, within five (5) business days after receipt of such Tax Refund; provided that the foregoing shall not apply with respect to any Tax Refund attributable to the carryback of a net operating loss or other Tax attribute that is attributable to any taxable period (or portion thereof) beginning after the Closing Date. If any Tax Refund paid to the Shareholders in accordance with the preceding sentence is in whole or in part subsequently disallowed, rescinded or otherwise required to be remitted to a Tax Authority, the Shareholders shall promptly remit such Tax Refund (or applicable portion thereof) to the Purchaser.

(h)               Tax Contests. Notwithstanding any provision of this Agreement to the contrary, the Shareholders Representatives will have the right to control, upon delivery of written notice to the Purchaser, any claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period for which any of the Shareholders may be liable under this Agreement (each a “Tax Contest”) (excluding any Straddle Period), including to settle such Tax Contest; provided, however, that (i) Purchaser will have the right, but not the obligation, to participate in such defense with separate counsel of its choosing and at its own expense, and (ii) the Shareholders Representatives shall keep Purchaser reasonably informed regarding such Tax Contest. With respect to any Tax Contest with respect to Taxes relating to a Straddle Period, (i) the Shareholders Representatives will have the right, but not the obligation, to participate in such defense with separate counsel of its choosing and at its own expense, (ii) the Purchaser shall keep the Shareholders Representatives reasonably informed regarding such Tax Contest, and (iii) the Purchaser shall not settle or compromise such Tax Contest without the prior written consent of the Shareholders Representatives, which shall not be unreasonably withheld, conditioned, or delayed.

(i)                 Cooperation On Tax Matters. The Purchaser, the Company and each of its Subsidiaries, the Shareholders and the Shareholders Representatives (and the Deciding Vote Holder) shall cooperate fully, as and to the extent reasonably requested by any such party, in connection with the filing of Tax Returns, and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Purchaser, the Company and each of its Subsidiaries, the Shareholders and the Shareholders Representatives (and the Deciding Vote Holder) shall: (i) retain all books and records with respect to Tax matters pertinent to the Company and each of its Subsidiaries relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser, the Shareholders or Shareholders Representatives (and the Deciding Vote Holder), as the case may be, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Governmental Body; and, (ii) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other parties so requests, the Purchaser, the Company and each of its Subsidiaries, the Shareholders or the Shareholders Representatives (and the Deciding Vote Holder), as the case may be, shall allow the other parties to take possession of such books and records. Except as otherwise provided herein, the Purchaser, the Shareholders and the Shareholders Representatives (and the Deciding Vote Holder) further agree, upon request, to use all commercially reasonable efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

11.2           Shareholder Release. EFFECTIVE AS OF THE CLOSING, EACH SHAREHOLDER DOES FOR HIMSELF OR HERSELF AND HIS OR HER RESPECTIVE AFFILIATES, HEIRS, BENEFICIARIES, SUCCESSORS AND ASSIGNS, IF ANY, (WITH RESPECT TO EACH SHAREHOLDER, THE “RELEASING PARTIES”) RELEASE AND ABSOLUTELY FOREVER DISCHARGE THE COMPANY, THE SUBSIDIARIES, THE PURCHASER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, AFFILIATES, EMPLOYEES AND AGENTS (EACH, A “RELEASED PARTY”) FROM AND AGAINST ALL RELEASED MATTERS. FOR PURPOSES HEREOF, “RELEASED MATTERS” MEANS ANY AND ALL CLAIMS, DEMANDS, DAMAGES, DEBTS, LIABILITIES, OBLIGATIONS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ AND ACCOUNTANTS’ FEES AND EXPENSES), ACTIONS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, THAT SUCH SHAREHOLDER NOW HAS, OR AT ANY TIME PREVIOUSLY HAD, OR SHALL OR MAY HAVE IN THE FUTURE, ARISING BY VIRTUE OF OR IN ANY MATTER RELATED TO ANY ACTIONS OR INACTIONS WITH RESPECT TO THE COMPANY, THE SUBSIDIARIES, THE PURCHASER, OR THEIR RESPECTIVE AFFILIATES ON OR BEFORE THE CLOSING DATE; PROVIDED THAT, THE FOREGOING RELEASE SHALL NOT RELEASE, IMPAIR OR DIMINISH, AND THE TERM “RELEASED MATTERS” SHALL NOT INCLUDE, IN ANY RESPECT ANY RIGHTS OF (I) THE SHAREHOLDERS PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR (II) THE RELEASING PARTIES TO INDEMNIFICATION, REIMBURSEMENT OR ADVANCEMENT OF EXPENSES UNDER THE PROVISIONS OF ANY ORGANIZATION DOCUMENTS OR ANY AGREEMENT BETWEEN ANY OF THE RELEASING PARTIES AND THE COMPANY OR A SUBSIDIARY WITH RESPECT TO ANY ACT, OMISSION, EVENT OR TRANSACTION OCCURRING ON OR PRIOR TO THE CLOSING (OTHER THAN ANY RELEASED INDEMNIFIABLE CLAIM) IF ANY RELEASING PARTY IS MADE A PARTY TO ANY ACTION, SUIT, INVESTIGATION, CLAIM OR OTHER PROCEEDING AS A RESULT OF SUCH RELEASING PARTY’S STATUS AS AN OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR ANY SUBSIDIARY WITH RESPECT TO ANY ACT, OMISSION, EVENT OR TRANSACTION OCCURRING ON OR PRIOR TO THE CLOSING. IT IS THE INTENTION OF EACH OF THE SHAREHOLDERS IN EXECUTING THIS RELEASE, AND IN GIVING AND RECEIVING THE CONSIDERATION CALLED FOR HEREIN, THAT THE RELEASE CONTAINED IN THIS SECTION 11.2 SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL RELEASED MATTERS AND THE FINAL RESOLUTION BY SUCH SHAREHOLDER AND THE RELEASED PARTIES OF ALL RELEASED MATTERS. EACH SHAREHOLDER HEREBY REPRESENTS THAT SUCH SHAREHOLDER HAS NOT VOLUNTARILY OR INVOLUNTARILY ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER TO ANY PERSON OR ENTITY ANY RELEASED MATTERS AND THAT NO PERSON OR ENTITY OTHER THAN SUCH SHAREHOLDER HAS ANY INTEREST IN ANY RELEASED MATTER BY LAW OR CONTRACT BY VIRTUE OF ANY ACTION OR INACTION BY SUCH SHAREHOLDER. THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS SECTION 11.2 SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS SECTION 11.2, WHICH SHALL REMAIN IN FULL FORCE AND EFFECT.

11.3           Non-Disparagement. As a material inducement for each of the Purchaser Parties and each of the Company Parties to enter into this Agreement, without which neither of the Purchaser Parties nor the Company Parties would have entered into this Agreement, (i) the Company agrees that, for the period commencing on the date of this Agreement and continuing until the Closing Date, and without any additional consideration, the Company shall not (and the Company shall cause each of its Subsidiaries not to) disparage the Purchaser, Renovare, or any Affiliate thereof or any of their respective shareholders, directors, officers, employees or agents, (ii) each of the Shareholders agrees that, for the period commencing on the Closing Date and continuing until five years from the Closing Date, and without any additional consideration, such Shareholder shall not disparage the Company or any Subsidiary or the Purchaser, or any Affiliate thereof, or any of their respective shareholders, directors, officers, employees or agents, and (iii) each of the Purchaser Parties agrees that, for the period commencing on the Closing Date and continuing until five years from the Closing Date, and without any additional consideration, such Purchaser Party shall not disparage any Shareholder, or any Affiliate thereof, or any of their respective shareholders, directors, officers, employees or agents. The foregoing shall not be violated by truthful statements in response to, or in connection with, applicable law, securities exchange regulations, orders or requests from a Governmental Body or a securities exchange or in connection with enforcing rights or obligations under this Agreement or any Transaction Document, required governmental testimony or filings, or administrative or arbitral proceedings (including depositions in connection with such proceedings) with apparent or actual jurisdiction to order such Person to disclose or make accessible such information; provided, that if following the Closing, a party hereto or any of such party’s Affiliates or any director, manager or officer of any of such party or such party’s respective Affiliates) disparages any other party hereto, such other party shall have the right to refute or contradict such disparaging statements or defend himself, herself or itself in connection therewith.

11.4          Confidentiality and Non-Use. From and after the Closing Date, each Shareholder shall maintain in confidence, and shall cause its, his or her Affiliates, advisors, attorneys, accountants, lenders and/or agents to maintain in confidence and not to divulge to any third party and take all reasonable precautions to protect, and not make any use whatsoever at any time, nor copy or reverse engineer, any confidential information, whether written or unwritten or oral, (including without limitation, computer programs, technical drawings, algorithms, know-how, formulas, processes, ideas and inventions whether patentable or not), schematics and other technical, business, financial, customer, and product development plans, forecasts, strategies and information) obtained from or used by the Company or any Subsidiary in connection with the Business, including any other materials falling within the definition of “trade secrets” as set forth in 18 U.S. Code Section 1890 (“Defend Trade Secrets Act of 2016”); provided, however, that the obligations under this Section 11.4 shall not apply to (i) information that becomes generally known to the public other than through a violation of this Section 11.4 by any Shareholder, (ii) as required in connection with the performance of such person’s or entity’s duties as an employee or other service provider of the Purchaser or the Company, (iii) to the extent that disclosure of such information is required by law or legal process (but only after such person or entity has provided the Company with reasonable notice and opportunity to take action against any legally required disclosure), (iv) to the extent that such information is provided to the applicable Shareholder by a third party that was not known to the receiving party to be bound by any duty of confidentiality to the Purchaser, Renovare, the Company or any of its Subsidiaries or any of their respective Affiliates and (v) as expressly authorized in writing by the Purchaser. Each Shareholder acknowledges that, under the Defend Trade Secrets Act, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (x) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal and (B) does not disclose the trade secret, except pursuant to court order.

11.5           Director and Officer Liability and Indemnification.

(a)               For a period of at least three (3) years after the Closing Date, the Purchaser Parties shall not, and shall not permit the Company or any Subsidiary to, amend, repeal or modify any provision of indemnification agreements existing on the date hereof or any provision in the Company Organization Documents relating to the exculpation or indemnification of any current or former officer or director (unless required by applicable law), it being the intent of the parties hereto that such present and former officers and directors of the Company and each Subsidiary continue to be entitled to such exculpation and indemnification to the fullest extent of the law.

(b)               This Section 11.5 is intended for the benefit of, and is enforceable by, each current and former officer and director of the Company and each Subsidiary, and his or her heirs, executors, legal representatives, successors and assigns, as applicable, and is in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have had by contract, under law, or otherwise.

ARTICLE XII

INDEMNIFICATION

12.1           Basis of Indemnity.

(a)               Subject to the terms and conditions of this Article XII, from and after the Closing, the Shareholders shall, severally but not jointly in accordance with their respective Allocated Shares (as set forth in the Funds Flow), indemnify and hold harmless the Purchaser Parties and each of their respective Affiliates (including, without limitation, the Company after the Closing) and each of the directors, officers, agents, representatives, successors and assigns of the Purchaser Parties and their respective Affiliates (each a “Shareholder Indemnified Party”) from and against all damages, Taxes, penalties, fines, costs, expenses, losses, claims, actions, proceedings, demands, liabilities and/or obligations, including, without limitation, reasonable fees and disbursements of counsel, but excluding consequential, special, indirect and punitive damages except (i) to the extent payable to a third party pursuant to a Third Party Claim (as defined below), (ii) to the extent a court of competent jurisdiction awards any such Damages (including, without limitation, lost profits or diminution in value) to the Shareholder Indemnified Party, or (iii) in the case of an Excluded Claim (collectively, the “Damages”), arising from, relating or in any way sustained or incurred by reason of:

(i)                 any inaccuracy in, or the breach of, (A) any of the representations or warranties made by the Company and/or the Shareholders in Article II and Article III; provided, however, that for purposes of determining whether there has been a breach or the amount of any Damages pursuant to this Article XII, representations and warranties of the Company and/or the Shareholders in Article II and Article III shall be deemed made without any qualification by materiality or words of similar import;

(ii)              any breach of or nonperformance by the Company, any Subsidiary or any Shareholder of their respective covenants and agreements contained in this Agreement; provided, however, that for purposes of determining whether there has been a breach or the amount of any Damages pursuant to this Article XII, covenants and agreements of the Company, the Subsidiaries and the Shareholders in this Agreement shall be deemed made without any qualification by materiality or words of similar import;

(iii)            any demand, claim, suit, action, cause of action, proceeding or assessment brought by any current or former holder of any capital stock of the Company (other than any action or dispute initiated by a Shareholder with respect to a breach by any Purchaser Party of its obligation to pay such Shareholders its Allocated Share (as set forth in the Funds Flow) of the Purchase Price pursuant to this Agreement);

(iv)             any Indebtedness of the Company and any of its Subsidiaries or Transaction Expenses which remain unpaid after the Closing; and

(v)               any Taxes (or the non-payment thereof) of or imposed on the Company or any of its Subsidiaries for any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such taxable period ending on and including the Closing Date (“Pre-Closing Tax Period”).

(b)               Subject to the terms and conditions of this Article XII, from and after the Closing, the Purchaser Parties shall jointly and severally, indemnify and hold harmless each Shareholder and each of their respective Affiliates, directors, officers, trustees, agents, representatives, successors and assigns (a “Purchaser Indemnified Party”) from and against all Damages arising from, relating to or in way sustained, or incurred by reason of:

(i)                 any inaccuracy in, or the breach of, any of the representations or warranties of the Purchaser Parties in Article IV; provided, however, that for purposes of determining whether there has been a breach or the amount of any Damages pursuant to this Article XII, representations and warranties of the Purchaser Parties in Article IV shall be deemed made without any qualification by materiality or words of similar import; and

(ii)              any breach of or nonperformance by the Purchaser Parties of their respective covenants and agreements contained in this Agreement; provided, however, that for purposes of determining whether there has been a breach or the amount of any Damages pursuant to this Article XII, covenants and agreements of the Purchaser Parties in this Agreement shall be deemed made without any qualification by materiality or words of similar import.

12.2           Indemnification Procedures.

(a)               Any Shareholder Indemnified Party or any Purchaser Indemnified Party (together with each Shareholder Indemnified Party, an “Indemnified Party”) seeking indemnification for any Damages for which indemnification may be sought under this Article XII, whether in respect of a Direct Claim (as hereinafter defined) or any claim, demand, action or proceeding by or on behalf of any person or entity other than a party to this Agreement or its successors and assigns (a “Third Party Claim”), shall notify the Shareholders Representatives (in the event that any Shareholder Indemnified Party is the Indemnified Party) or the Purchaser (in the event that any Purchaser Indemnified Party is the Indemnified Party) (the party receiving such notice, the “Indemnifying Party”) promptly after becoming aware of or receiving notice of any Third Party Claim or claim for indemnification hereunder (the “Claim Notice”) which shall specify in reasonable detail the Damages for which the claim for indemnification is being made and the nature and basis for such claim for indemnification, in each case as known to the Indemnified Party at that time. Notwithstanding the foregoing, any omission so to deliver such Claim Notice shall not relieve the Indemnifying Party from any liability it, he or she may have to any Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced as a result of such failure.

(b)               Within thirty (30) days after delivery of a Claim Notice relating to any matter not involving a Third Party Claim (a “Direct Claim” and each of a Direct Claim and a Third Party Claim may individually be referred to as a “Claim”), the Indemnifying Party shall deliver a written response to the Indemnified Party stating whether the Indemnifying Party: (i) agrees that the Indemnified Party is entitled to indemnification by the Indemnifying Party for the claims set forth in the Claim Notice and the portion of the Damages (if any) set forth in the Claim Notice which the Indemnifying Party is responsible for and/or (ii) disputes that the Indemnified Party is entitled to indemnification by the Indemnifying Party for the claims or any portion of the Damages set forth in the Claim Notice. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request but the Indemnified Party shall not have to comply with any such requests to the extent such requests would unduly burden its business operations or provide information to any person not subject to a confidentiality and non-use obligations no less stringent than as set forth herein. If no written response is delivered by the Indemnifying Party within thirty (30) days after delivery of a Claim Notice of a Direct Claim, then the Indemnifying Party shall be deemed to have rejected such Direct Claim. During the 10-day period following (i) delivery of a written response that indicates the Indemnifying Party disputes that the Indemnified Party is entitled to indemnification by the Indemnifying Party for all or any portion of the Damages set forth in the Claim Notice or (ii) expiration of the 30 day period after delivery of the Claim Notice without delivery of a written response from the Indemnifying Party, the Indemnified Party and the Indemnifying Party shall use good faith efforts to resolve the dispute. If the dispute is not resolved within such 10-day period, then such dispute shall be resolved pursuant to Section 13.9. Acceptance by the Indemnified Party of partial payment of any portion of the Damages set forth in the Claim shall be without prejudice to the Indemnified Party’s right to claim the balance of any such Damages in accordance with the terms of this Agreement.

(c)               In connection with any Third Party Claim, upon receipt of the Claim Notice, the Indemnifying Party shall have the right to assume the defense (at the Indemnifying Party’s expense) of any Third Party Claim through counsel of the Indemnifying Party’s choosing (which counsel must be reasonably satisfactory to the Indemnified Party), if the Indemnifying Party gives written notice (“Election to Defend”) to the Indemnified Party to that effect within fifteen (15) business days after the Indemnifying Party’s receipt of the applicable Claim Notice. Notwithstanding anything to the contrary herein, the Indemnifying Party may not assume control of the defense and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (i) the claim for indemnification relates to or arises in connection with any criminal or quasi criminal proceeding, action, indictment, allegation or investigation; (ii) the claim seeks an injunction or equitable relief against the Indemnified Party; (iii) the Indemnified Party has been advised by counsel that there are one or more legal defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party; (iv) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to reasonably prosecute or defend such claim; (v) the Indemnified Party reasonably believes that the Damages relating to such claim could exceed the maximum amount that the Indemnified Party would then be entitled to recover under the applicable provisions of this Article XII; or (vi) the claim for indemnification relates to Taxes for a Straddle Period. Each of the parties hereto shall cooperate in good faith with the party entitled to control the defense of such claim. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 12.2(d): (i) it shall have the right to take such action as, in its reasonable good faith business judgment, it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party; and (ii) the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. If the Indemnifying Party chooses not to defend any Third Party Claim or is prohibited from controlling the defense of such Third Party Claim, the Indemnified Party may defend against such Third Party Claim and, subject to Section 12.2(d), consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate, and thereafter seek indemnification pursuant to this Article XII for Damages resulting from such Third Party Claim. Each party hereto shall cooperate with the party controlling the defense in all reasonable respects in connection with the defense of any Third Party Claim, including access to personnel and the right to examine and copy any accounts, documents or records, without expense (other than reimbursement of actual out-of-pocket expenses) to the party controlling the defense, as may be reasonably requested for the defense and preparation of the defense of such Third Party Claim.

(d)               Notwithstanding any other provision of this Agreement, neither the Indemnified Party nor the Indemnifying Party shall settle, or consent to the entry of any judgment with respect to, any Third Party Claim without the prior written consent of the other, which shall not unreasonably be withheld, conditioned or delayed, except as otherwise provided in this Section 12.2(d). If the Indemnifying Party and the applicable third party wish to settle, or consent to the entry of any judgment with respect to, a Third Party Claim and the proposed settlement or judgment does not include any monetary damages payable by the Indemnified Party or any restriction on the operations of the Indemnified Party and also provides, in a form reasonably acceptable to the Indemnified Party, for the unconditional release of the Indemnified Party from all liabilities in connection with such Third Party Claim, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such proposed settlement or judgment within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed that which would have been payable by the Indemnifying Party hereunder had such proposed settlement or judgment been effected. If the Indemnified party fails to consent to such proposed settlement or judgment and also fails to continue to contest or defend such Third Party Claim, the Indemnifying Party may settle or consent to the entry of any judgment with respect to the Third Party Claim upon the terms set forth in such proposed settlement or judgment.

12.3           Payment.

(a)               Upon the final determination of the amount of any Damages for which a Purchaser Indemnified Party shall be entitled to indemnification pursuant to this Article XII (pursuant to either (i) an agreement or settlement of the Purchaser and the Shareholders or (ii) a final adjudication by a court of competent jurisdiction or arbitral award by an arbitral body, as may be applicable), the Purchaser shall, within five (5) days, pay to the Purchaser Indemnified Party the amount of the Damages so determined.

(b)               Upon the final determination of the amount of any Damages for which a Shareholder Indemnified Party shall be entitled to indemnification pursuant to this Article XII (pursuant to either (i) an agreement or settlement of the Purchaser and the Shareholders or (ii) a final adjudication by a court of competent jurisdiction or arbitral award by an arbitral body, as may be applicable), the Purchaser and the Shareholders Representatives shall, not more than five (5) days after such determination, execute and deliver a joint written instruction to the Escrow Agent directing the Escrow Agent to disburse the amount of such Claim from the then-remaining shares of Renovare Common Stock in the Escrow Account. Subject to the limitations set forth in this Article XII, in the event that the amount of such Claim as finally determined exceeds the value of the then-remaining shares of Renovare Common Stock in the Escrow Account, the Shareholders shall pay to the Purchaser (by wire transfer of immediately available funds), in accordance with their respective Allocated Shares (as set forth in the Funds Flow), an amount in cash equal to the difference between the amount of such Damages and the value of the then-remaining shares of Renovare Common Stock in the Escrow Account. All payments under this Article XII shall be treated by the parties as an adjustment to the Purchase Price, except as otherwise required by applicable law. For purposes of this Section 12.3(b), the value of the shares of Renovare Common Stock shall be the Weighted Average Price Per Renovare Share.

(c)               Promptly following the date that is eighteen (18) months after the Closing Date, the Purchaser and the Shareholders Representatives shall execute and deliver a joint written instruction to the Escrow Agent directing the Escrow Agent to disburse the shares of Renovare Common Stock remaining in escrow, less the amount of the potential Damages set forth in any Claim Notice timely delivered by the Purchaser but not finally resolved pursuant to this Article XII (each, a “Pending Claim”) (and for purposes of this Section 12.3(c), the value of the shares of Renovare Common Stock shall be Weighted Average Price Per Renovare Share). Upon the resolution of any Pending Claim, to the extent that the amount of the value of the shares of Renovare Common Stock remaining in escrow exceeds that amount of all unresolved Pending Claims, if any, the Purchaser and the Shareholders Representatives shall jointly instruct the Escrow Agent to release such excess or the total remaining shares of Renovare Common Stock, if applicable, to the Shareholders in accordance with their respective Allocated Share (as set forth in the Funds Flow).

12.4           Limitation on Indemnification; Survival of Representations.

(a)               Notwithstanding anything to the contrary herein and except for Excluded Claims:

(i)                 subject to clause (iv) of this Paragraph (a), any entitlement by the Indemnified Parties to indemnification under (A), on the one hand, Section 12.1(a)(i) or Section 12.1(b)(i) hereof (other than any Fundamental Representation as hereinafter defined or the representations in Section 2.18), shall in each case be limited to an amount in the aggregate equal to $1,700,000 or (B) Section 2.18 shall be limited to an amount in the aggregate of $5,100,000;

(ii)              subject to clauses (i) and (iv) of this Paragraph (a), any entitlement by the Indemnified Parties to indemnification under, on the one hand, Section 12.1(a) hereof or, on the other hand, Section 12.1(b) hereof, shall in each case be limited to an aggregate amount equal to the Purchase Price;

(iii)            [intentionally omitted]; and

(iv)             No party shall have any liability in respect of any Damages for which such party shall indemnify Shareholder Indemnified Parties or the Purchaser Indemnified Parties arising from all claims pursuant to Section 12.1(a)(i) or Section 12.1(b)(i), insofar as relating to the breach of any representation or warranty (other than a Fundamental Representation), unless and until the total of all Damages incurred by the Shareholder Indemnified Parties or the Purchaser Indemnified Parties for breaches of representations and warranties (other than Fundamental Representations) hereof exceeds $170,000 (the “Indemnification Threshold”), after which all Damages arising from such claims above the Indemnification Threshold shall be recoverable by the applicable Shareholder Indemnified Parties or the Purchaser Indemnified Parties hereunder.

(b)               Notwithstanding any investigation at any time made by or on behalf of any party hereto, each representation and warranty, covenant, indemnity and agreement of the parties hereto contained in this Agreement shall survive the Closing hereunder; provided, however, that: the representations and warranties contained under Articles II and III in this Agreement shall survive the Closing until eighteen (18) months after the Closing (other than the representations and warranties in (i) Section 2.18 which shall survive until the second anniversary of the Closing Date, (ii) Sections 2.8, 2.15, and 2.21 which shall survive the Closing until 90 days after the expiration of the applicable statute of limitations and (iii) (A) Sections 2.1, 2.2, 2.3, 2.4, 2.16 and 2.25 hereof, (B) Sections 3.1, 3.2, 3.3, 3.6 and 3.7 hereof and (C) Sections 4.1, 4.2 and 4.3 hereof; (the foregoing provisions under clauses (A), (B) and (C) immediately preceding, the “Fundamental Representations”)) which shall survive the Closing until 90 days after the expiration of the applicable statute of limitations. All covenants and agreements of the Parties contained herein shall survive the Closing in accordance with their terms or if not performed, until the expiration of the applicable statute of limitations. Notwithstanding anything to the contrary in this Section 12.4(b), indemnification claims which are asserted prior to the expiration of the applicable survival period set forth in this Section 12.4(b) shall survive until disposition of such claim; and said clauses shall not operate to curtail the effect of any representation or warranty, or breach thereof, or any indemnification obligation, in the instance of an Excluded Claim.

(c)               Notwithstanding any other provision of this Agreement, no Shareholder shall have any liability under this Article XII for Damages in connection with this Agreement or the transaction contemplated hereunder in excess of (i) such Shareholder’s Allocated Share (as set forth in the Funds Flow) of Cash Consideration and (ii) the value of shares of Renovare Common Stock actually received by such Shareholder hereunder (provided that for purposes of clarity each Shareholder shall be deemed to have actually received such Shareholder’s Allocated Share (as set forth in the Funds Flow) of the shares of Renovare Common Stock held in escrow under the Escrow Agreement) (which shall be the number of shares actually received by such Shareholder multiplied by the Weighted Average Price Per Renovare Share).

(d)               Notwithstanding any other provision of this Agreement, no Shareholder or Purchaser Party shall .have any liability under this Article XII for any duplication of recovery by reason of the set of facts giving rise to one or more rights to indemnification (but nothing herein shall limit the right of any Purchaser Party or the Shareholders Representatives to choose which theory of indemnification to pursue hereunder or pursue a different theory of indemnification in the event that a Shareholder Indemnified Party or a Purchaser Indemnified Party is not successful in such claim).

(e)               Insurance; Reimbursement. Each Indemnified Party may (but nothing herein shall obligate any Indemnified Party to) seek recovery under all insurance policies with respect to any such Damages. Any amounts actually recovered under such insurance policies shall reduce (net of any costs and expenses relating to the receipt of such recovered amounts, including premium increases, if any, occasioned thereby) the amount of Damages recoverable by the Indemnified Parties. If the amount of such recovery under an insurance policy is received after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Article XII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such receipt, any amount that the Indemnifying Party would not have had to pay pursuant to this Article XII had such receipt occurred at the time of such payment. It is understood and agreed that nothing in this Section 12.4(c) will require an Indemnified Party to obtain or maintain insurance policies for Damages or require an Indemnified Party to make any claim against, or otherwise take any action to obtain any payments from, any insurance party.

(f)                Indemnification Claims. Notwithstanding anything to the contrary in this Agreement, (i) no Shareholder shall have any right of contribution against the Company, any of its Subsidiaries, the Purchaser Parties or any of their respective Affiliates with respect to any obligations of, or claims against such Shareholder under or with respect to this Agreement or the transactions contemplated hereby and (ii) no Shareholder shall have any indemnification (including, without limitation, as contemplated under Section 11.5) or reimbursement rights against the Company arising from any claims which would also give rise to an indemnification claim under Section 12.1(a) (collectively, the “Released Indemnification Claims”).

(g)               The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of (A) any investigation made by or on behalf of the Indemnified Party, or (B) the fact that the Indemnified Party knew or should have known that any such representation or warranty is, was or might be inaccurate.

12.5        Exclusive Remedy. Subject to Section 13.8 (Specific Performance), from and after the Closing, other than in the case of Excluded Claims, the sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement, shall be indemnification in accordance with this Article XII, and no person or entity will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other entitlements, remedies and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by law. For the avoidance of doubt, nothing in this Section 12.5 shall limit any person’s or entity’s right to seek and obtain any equitable relief to which any person or entity shall be entitled pursuant to Section 13.8 (Specific Performance), to seek and obtain any remedy available under any other Transaction Document or to seek and obtain any remedy on account of an Excluded Claim.

ARTICLE XIII

MISCELLANEOUS

13.1          Notices.

All notices, requests or instructions hereunder shall be in writing and delivered personally or by a reputable nationally recognized courier or sent by registered or certified mail, postage prepaid, as follows:

(1)	if to the Deciding Vote Holder or Company prior to the Closing:

3002 Dow Avenue, Suite 134
Tustin, California 92780
Attention: Robert Webber

with a copy to:

Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
Attn: Jeffrey Estes

(2)	if to any Shareholder or the Shareholders Representatives to:

Shane Finnegan
Veldonstown, Kentstown
County Meath
C15 EE05
Ireland

and

Susquehanna Private Equity Investment, LLLP
1201 N. Orange Street, Suite 715
Wilmington, DE 19801
Attn: General Counsel

with a copy to:

Moore & Van Allen
100 N. Tryon Street, Suite 4700
Charlotte, NC 28202
Attention: Todd Ransom
Email: todd.ransom@mva.com

(3)	if to the Purchaser Parties or to the Company from and after Closing:

80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977
Attn: Chief Executive Officer

with a copy to:

Peter Campitiello, Esq.
McCarter & English, LLP
Two Tower Center Blvd.
East Brunswick, New Jersey 08816

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

13.2          Successors and Assigns. This Agreement and the terms hereof shall inure to the benefit of the parties hereto and their respective successors and assigns but neither this Agreement nor any rights, interests or obligations hereunder may be assigned, transferred, conveyed, pledged or encumbered by any party hereto without the prior written consent of the Shareholders Representatives, the Company (prior to the Closing) and the Purchaser, it being acknowledged and agreed that the Purchaser may assign, transfer, convey, pledge or encumber any or all of its rights, interests and obligations hereunder to any Affiliate thereof; provided that no assignment shall relieve the Purchaser of any of its obligations hereunder or as collateral security to any source of funding. Except as expressly provided in this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be, provided that each Indemnified Party shall be a third party beneficiary of the provisions of Article XII hereof.

13.3          Entire Agreement; Amendment; Waiver. This Agreement and the documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the Shareholders Representatives, the Company (prior to Closing) and the Purchaser. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

13.4        Further Action. Each of the parties hereto, at the reasonable request of any other party hereto, shall use such party’s reasonable commercial efforts to take such actions as may be necessary or reasonably desirable to carry out and consummate the transactions contemplated by this Agreement and the other Transaction Documents.

13.5           Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall bear and pay such party’s own costs and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, provided, however, that any costs and expenses of the Company in connection with this Agreement and the transactions contemplated hereby not paid at or prior to the Closing shall be treated as Transaction Expenses.

13.6           Partial Invalidity. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or any such terms in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

13.7           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State without regard for conflicts of laws doctrines.

13.8           Specific Performance. The Purchaser and each Company Party recognize that any breach of the terms of this Agreement (including, without limitation, the provisions of Section 11.3 and Section 11.4 hereof) may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to all other remedies, any non-breaching party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce the terms and provisions of this Agreement by a decree of specific performance in any action instituted in any court of the United States or any state thereof, or any other jurisdiction, having jurisdiction without the necessity of proving the inadequacy as a remedy of money damages.

13.9           Consent to Jurisdiction. Each of the parties hereto agrees that any legal action or proceeding arising out of or relating to this Agreement shall be instituted in the United States District Court for the Southern District of New York or, if such court shall not have jurisdiction, any New York State Court located therein. By the execution and delivery of this Agreement, each of the parties to this Agreement irrevocably consents to and submits to the jurisdiction of such courts for all purposes in connection with any controversy, claim, action or proceeding arising out of or relating to this Agreement or any modification or extension hereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The foregoing shall not limit the rights of any party to bring any legal action or proceeding or to obtain execution of judgment in any appropriate jurisdiction. Each of the parties hereto further agrees that final judgment against it in any such action or proceeding shall be conclusive and may be enforced to any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence thereof.

13.10         Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13.10.

13.11         Disclosure Schedules. The Company Parties have delivered to Purchaser Parties and their counsel individually numbered Company Disclosure Schedules. Any information disclosed pursuant to any Company Disclosure Schedule shall be deemed to be disclosed on all other applicable Company Disclosure Schedules for all purposes of this Agreement so long as such information discloses the exception to the designated representation or warranty in reasonable detail and the relevance of such information is readily apparent on the face of the disclosure. The inclusion of any item or matter in the Company Disclosure Schedules shall not be construed as or constitute an admission or agreement that such item or matter is material to the Business or the Company (or otherwise establish a standard of materiality) (unless disclosure is qualified herein by materiality). In addition, matters reflected in the Company Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedules. Further, neither the specification of any item or matter in any representation, warranty or covenant contained in this Agreement, nor the inclusion of any specific item or matter in the Company Disclosure Schedules shall be construed as or constitute an admission that such item or matter, or other items or matters, are or are not in the ordinary course of business (unless disclosure is qualified herein by those items outside of the ordinary course of business).

13.12        Captions; Accounting Terms. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement. Any and all accounting terms utilized in this Agreement shall, unless the context otherwise requires, be construed in accordance with generally accepted accounting principles.

13.13        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument and shall become effective when all of such counterparts have been signed by each of the parties and delivered to the other parties as contemplated hereby. Counterpart signature pages may be delivered by facsimile or electronic delivery (i.e., by email transmission of a .pdf or other electronic or digital means) and each shall be considered an original for all purposes and shall be acceptable and binding.

13.14        Certain Matters Regarding Representation of Shareholders and the Company.

(a)               The Purchaser Parties hereby acknowledge that Stradling Yocca Carlson & Rauth, a Professional Corporation (“Stradling”) is serving as counsel for the Company in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby (collectively, “Transaction Matters”). In the event of any dispute among the parties after the Closing, the Shareholders reasonably anticipate that Stradling may represent the Shareholders (or the Shareholders Representatives or the Deciding Vote Holder) in such matters. Moreover, Stradling anticipates that it may continue to represent certain of the Shareholders or their Affiliates in other matters. Accordingly, to the extent required by reason of applicable law, or otherwise, each Purchaser Party and the Company (in each case for itself and on behalf of its Subsidiaries) expressly consent to Stradling’s representation of the Shareholders (or the Shareholders Representatives or the Deciding Vote Holder) in any matter after the Closing in which the interests of the each Purchaser Party, the Company or any its Subsidiaries, on the one hand, and the Shareholders, on the other hand, are adverse, whether or not such matter is one in which Stradling may have previously advised any Shareholder, the Company or one of its Subsidiaries, and each Purchaser Party and the Company agree to execute and deliver any conflict waiver letter or other document, reasonably requested by the Shareholders or the Shareholders Representatives to confirm and implement such consent and the provisions of this Section 13.14.

(b)               Each party to this Agreement further acknowledges that, notwithstanding any other provision of this Agreement to the contrary, although the Purchaser is acquiring the Shares at the Closing pursuant to this Agreement, after the Closing, none of the Purchaser Parties, the Company or any of its Subsidiaries shall have any right to any attorney-client privileged matters, communications or materials in the course of and relating to Stradling’s representation of the Company and its Subsidiaries in the Transaction Matters (collectively, the “Retained Materials”), and, at the Closing, all rights to any such attorney-client privileged matters or materials shall, without the requirement of any further action, be deemed automatically transferred to and fully vested in the Shareholders and not in the Company or any of its Subsidiaries; and as such, (i) each Purchaser Party and the Company (on its own behalf and on behalf of any of its Subsidiaries) expressly consent to the disclosure by Stradling to the Shareholders of any Retained Materials, and (ii) the attorney-client privilege for the Retained Materials belongs to the Shareholders and may be controlled by the Shareholders and shall not be claimed by either Purchaser Party, the Company or any of its Subsidiaries. Notwithstanding the foregoing, in the event that a dispute arises between a Purchaser Party, the Company or any of its Subsidiaries, on the one hand, and a third party, on the other hand, after the Closing, the Company or the applicable Subsidiary may assert and control the attorney-client privilege to prevent disclosure of confidential communications by Stradling to such third party; provided, however, that neither Purchaser nor the Company or applicable Subsidiary may waive such privilege without the prior written consent of the Shareholders Representatives. Nothing set forth herein shall affect the attorney-client privilege with respect to any communications between Stradling, on the one hand, and the Company, any of its Subsidiaries or any of their respective representatives, on the other hand, with respect to communications other than those made solely and directly in connection with the Transaction Matters.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BIORENEWABLE TECHNOLOGIES, INC.

By
Name:
Title:

SHAREHOLDERS:

Shane Finnegan

SUSQUEHANNA PRIVATE EQUITY INVESTMENT, LLLP

By
Name:
Title:

KEMA FUND LLC

By
Name:
Title:

Robert Webber

Clint Knox

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PURCHASER PARTIES:

BRT HOLDCO INC.

By
Name:
Title:

RENOVARE ENVIRONMENTAL, INC.

By
Name:
Title:

SHAREHOLDERS REPRESENTATIVES:

Shane Finnegan

SUSQUEHANNA PRIVATE EQUITY INVESTMENT, LLLP

By
Name:
Title:

DECIDING VOTE HOLDER

Robert Webber

65